Dated: April 6, 2020 (1) Owens & Minor International Logistics, Inc. (2) Walden Group SAS (3) Owens & Minor Inc. (Seller’s Guarantor) (4) EHDH (Buyer’s Guarantor)
Agreement
For the sale and purchase of the entire issued share capital of Mercury II B.V.

CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	3
2	SALE AND PURCHASE	11
3	REPAYMENT OF INTERCOMPANY INDEBTEDNESS	11
4	CONDITIONS	11
5	COMPLETION	12
6	GUARANTEES	13
7	SELLER WARRANTIES	13
8	BUYER WARRANTIES	14
9	LEAKAGE	14
10	LIMITATION ON CLAIMS	15
11	INDEMNITY	15
11	SELLER’S GUARANTOR	15
13	BUYER’S GUARANTOR	15
14	RESTRICTIVE COVENANTS	15
15	POST-COMPLETION OBLIGATIONS	16
16	CONFIDENTIALITY	17
17	ANNOUNCEMENTS	17
18	ASSIGNMENT	18
19	NOTICES	18
20	ENTIRE AGREEMENT	19
21	HARDSHIP	19
22	SPECIFIC PERFORMANCE	19
23	WAIVERS	20
24	SEVERANCE	20
25	VARIATION	20
26	FURTHER ASSURANCE	20
27	ONGOING MATTERS FOLLOWING SIGNING	20
28	COSTS AND EXPENSES	22
29	SURVIVAL	22
30	SCHEDULES	22
31	GOVERNING LAW	23
32	JURISDICTION	23

Schedules
1	Details of the Group immediately prior to the Pre-Completion Reorganisation	24
2	Seller Warranties	35
3	Permitted Leakage	47
4	Limitations	48
5	Completion Arrangements	53
6	The Property	[***]
7	Obligations Pending Completion	55
8	Monthly Net Profit Plus Amortization Calculation	56
9	Carved-Out Undertakings	[***]
10	Guarantees	[***]
11	Disclosure Bundle Index	[***]
12	Pre-Sale Reorganization Steps Summary	[***]
13	Transaction Bonuses	[***]
13A	Exiting employees	[***]
14	Dublin Employees	[***]
15	Datasite Storage Device Index	[***]
16	Locked Box Accounts	[***]
Agreed form documents
Datasite Documents: index and accompanying data storage device
Locked Box Accounts

THIS AGREEMENT is made on     6 April 2020
BETWEEN

(1)
OWENS & MINOR INTERNATIONAL LOGISTICS, INC. a company existing under the laws of the Commonwealth of Virginia, the United States of America, having its registered office address at 9120 Lockwood Boulevard, Mechanicsville, Virginia, the United States of America and registered with the State Corporation Commission Virginia, the United States of America under number 07537913 (“Seller”);

(2)	WALDEN GROUP SAS, (registered number 881 101 067), whose registered office is 97 rue Mirabeau – 94200 Ivry-sur-Seine (the “Buyer”);

(3)
OWENS & MINOR, INC. a company existing under the laws of the Commonwealth of Virginia, the United States of America, having its registered office address at 9120 Lockwood Boulevard, Mechanicsville, Virginia, the United States of America and registered with the State Corporation Commission Virginia, the United States of America under number 04197661 (the “Seller’s Guarantor”); and

(4)	EHDH, (registered number 449 430 537 RCS Créteil), whose registered office is 97 rue Mirabeau – 94200 Ivry-sur-Seine (the “Buyer’s Guarantor”).
RECITALS

(1)	All capitalised terms not otherwise defined in this preamble shall have the meaning ascribed to them in clause 1.

(2)
Mercury II B.V. is a company organized under the laws of the Netherlands, having its registered office at Keltenweg 70, 5342LP Oss, the Netherlands and registered under CCI number 77480562 (the "Company").

(3)
The Buyer wishes to acquire the Shares (as defined hereafter) and the Seller wishes to sell the Shares which it owns or will own on the Completion Date under the terms and conditions of this Agreement.

(4)
On the date hereof, the Datasite Storage Device and the Disclosure Bundle were delivered to each of the Purchaser and the Seller. The Datasite Storage Device is deemed attached as Schedule 15 to this Agreement. The Seller may deliver a Supplemental Datasite Storage Device to the Buyer on or prior to Completion.

(5)
The Buyer has had the opportunity to conduct a due diligence review from 26 September 2019 to 3 December 2019, completed by additional documents provided prior to the date hereof as listed in Schedule 11 (the “Disclosure Bundle”), and has had the opportunity to ask questions of the Seller and the managers of the Company. The Buyer had as well the opportunity to make 9 site visits in France, UK, Germany, Spain and Belgium during this time.

(6)
Following additional discussions, the Seller and the Buyer entered into a signing memorandum on 16 January 2020 (the “Memorandum Date”), on the basis of which, where applicable, the Seller has carried out the information-consultation process of the relevant works councils of Group Companies and the Buyer has informed the Comité de Groupe in accordance with Applicable Law.

OPERATIVE CLAUSES

1.	DEFINITIONS AND INTERPRETATION
In this Agreement:

1.1	the following words and expressions have the following meanings unless the context otherwise requires:

“Accounting Date”	December 31, 2019

“Announcement”
any public announcement, circular or other communication concerning the transactions contemplated by this Agreement or about or containing information about the terms, subject matter or existence of this Agreement or any matter arising out of or ancillary to this Agreement including the parties’ performance of their obligations under or in connection with this Agreement and any dispute between the parties about this Agreement or any matters arising out of or ancillary to it

“Applicable Law”
any law and any legally binding rule, treaty, law, policy, guidance, judgement or recommendation issued by any Authority (including any judicial or administrative interpretation thereof) in force on or before the date of this Agreement that applies to any Group Member

“Authority”	any governmental, statutory or regulatory authority, agency, body or prosecutor (including any stock exchange or listing authority or the Panel on Takeovers and Mergers)
“Business Day”	any day that is not a Saturday, Sunday or public or bank holiday in the United States of America and/or in Paris
“Buyer Obligations”
any actual obligation of the Buyer under this Agreement, including to pay (and/or procure the payment of, as applicable) the Total Payment and/or to make any other payment pursuant to clauses 2.2, 3, 6, 8, 15 and 27

“Buyer’s Group”	the Buyer’s parent and subsidiary undertakings, and the subsidiary undertakings of any of its parent undertakings from time to time and “member of the Buyer’s Group” will be construed accordingly
“Carved-Out Undertakings”	all and any undertakings and entities carved-out from the Group in the frame of the Pre-Sale Reorganisation, as identified in Schedule 9
“Change Control Letters”	means the letters to employees of Group Members as set out in the Disclosure Bundle and to Dublin Employees identified as benefiting from such Change Control Letters in Schedule 14
“Claim”	all and any claims against the Seller under or in connection with this Agreement, including Seller Warranty Claims but excluding any claim for breach of the Leakage Undertaking
“Collective Agreements”
all the bargaining agreements, exceptional agreements with staff representatives (accords atypiques) or with the employees (referendum), retirement, profit sharing, growth sharing, company savings plans, retirement bonus, stock purchase or stock option plans, or any other similar agreements for the benefit of their respective employees and/or managers, awarded to all of the staff or certain categories thereof applicable to each Group Member

“Company”	has the meaning given in Recital (2) (further details of which are set out in Schedule 1) and for the purposes of the Seller Warranties has the meaning given to it in clause 7.2
“Completion”	completion of the sale and purchase of the Shares in accordance with clause 5
“Completion Date”	has the meaning given in clause 5.1
“Confidential Information”	all information used in or otherwise relating to any Group Member’s business, customers or financial or other affairs, in each case, which amounts to a trade secret and that is not publicly known
“Consideration”	the consideration for the sale of the Shares as stated in clause 2.1
“Continuing Employees”	has the meaning given in clause 15.8

“Contract”	any written contract, agreement, lease, license, note, loan, bond, mortgage, indenture, commitment, arrangement, understanding or other instrument or obligation, in each case that is legally binding
“Costs”	all costs (on a full indemnity basis) including legal and other professional costs and costs of enforcement
“Data Protection Laws”	all Applicable Laws relating to data protection, the processing of personal data and privacy, excluding GDPR
“Datasite Documents”
the documents and information (including the “Q&A process) made available to the Buyer from 26 September 2019 until 3 December 2019 by way of on-line data room facility the contents of which are set out in the index of datasite documents in the agreed form as at the date of this Agreement and as included in the Datasite Storage Device

“Datasite Storage Device”	the data storage device provided by Intralinks on or prior to the date of this Agreement
“Defaulting Party”	has the meaning given in clause 4.3
“Disclosed”
facts, matters or other information fairly disclosed by or in any of the Disclosure Documents. For these purposes “fairly disclosed” means if, on a review of the Disclosure Documents, a reasonable buyer may make a reasonable estimation of the amount of the related risk by merely reading such Disclosure Documents without any further enquiries

“Disclosure Bundle”	has the meaning given in Recital (5)
“Disclosure Documents”	the Datasite Documents, the Disclosure Bundle and the Supplemental Datasite Documents
“Dublin Employees”	the employees of Owens & Minor Ireland Unlimited Company listed in Schedule 14
“EHS Law”
all Applicable Law, government circular, official code of practice, or official instruction or decision of any competent Authority so far as legally binding and in force as at the date of this Agreement relating to EHS Matters

“EHS Matters”	all matters relating to the pollution or protection of the Environment or harm to or the protection of human health and safety or energy efficiency or reduction or emissions trading
“EHS Permits”	all permits, consents, licences and other authorisations required by EHS Law for the relevant Group Member to operate its business as it does at the date of this Agreement
“Encumbrance”
any mortgage, charge, pledge, lien, assignment, option, restriction, claim, right of pre-emption, right of first refusal, third party right or interest, other encumbrance or security interest of any kind, or other preferential arrangement (including a title transfer or retention agreement) having similar effect

“Environment”	any air, water and land (including soil)
“Event”	any event, action or transaction including the earning, receipt or accrual for any Taxation purpose (as opposed to any accounting purpose) of any income, profits or gains
“Financial Statements”	for each Group Member, its audited financial statements, including in the case of the Company its audited consolidated financial statements, for the financial year which ended on the Accounting Date
“GAAP”	generally accepted accounting principles for financial reporting in respect of any Group Member which has prepared the Financial Statements

“Global Products Business”
the manufacturing, sourcing and sales of medical surgical products and medical supplies, as more particularly described and included in the Owens & Minor, Inc. Global Products segment discussion in Owens & Minor, Inc.’s annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities & Exchange Commission on March 6, 2019

“Group”	the Company and each of its subsidiary undertakings (excluding, for the avoidance of doubt, any and all Carved-Out Undertakings)
“Group Member”
any undertaking which is a member of the Group at the date of this Agreement and (for the purpose of clause 7.4) at the Completion Date, excluding for the avoidance of doubt in each case any and all Carved-Out Undertakings

“Intellectual Property Rights”
all, in each case used and/or owned, patents, trademarks, copyright, moral rights, rights to prevent passing off, rights in designs, know-how, trade secrets, databases and domain names and all other intellectual or industrial property rights, in each case whether registered or unregistered and including applications or rights to apply for them and/or for derivative products, and rights relating to the foregoing

“Intercompany Indebtedness”
the aggregate indebtedness of the Group Members towards the Seller and its Related Parties (excluding paragraph (b) of the definition of Related Parties), including any accrued interest thereon as at the Completion Date as evidenced in the Pre-Closing Notice

“Inventory”
the inventory owned by each Group Member including raw materials, components, work in progress, finished and semi-finished goods, merchandise and consumables, excluding any such inventory owned by third parties

“IT Contracts”
all Contracts relating to any element of, or services relating to, the IT Systems, including escrow agreements, leasing, hire purchase, licensing, maintenance, hosting, outsourcing, security, back-up, disaster recovery, insurance and/or services agreements

“IT Migration”	the migration of certain IT Systems used by the Group from out of the Seller’s Group’s ownership and operation in to the Group’s ownership and operation
“IT Systems”
all information and communications technology infrastructure and systems (including hardware, firmware, servers, platforms, storage devices and software) which are used in any Group Member’s business (remotely or on premise) or are in the possession of any Group Member

“Leakage”
to the extent that it does not constitute Permitted Leakage:
(a)    any dividend or distribution (whether in cash or kind), declared, paid or made by any Group Member to the Seller or any of the Seller’s Related Parties;
(b)    any redemption or purchase of shares, bonds, loans, or other securities or return of capital (whether by reduction of capital or otherwise) by any Group Member to the Seller or any of the Seller’s Related Parties;
(c)    any payment of interest or principal in respect of any amounts owed by any Group Member to the Seller or any of the Seller’s Related Parties;
(d)    any creation or increase of any shareholder loan granted by the Seller or any of the Seller’s Related Parties to any Group Members and any interest accrued on any such shareholder loans whether paid or unpaid;
(e)    any fees (including director’s, management, advisory or professional fees and expenses) paid by any Group Member to the Seller or any of the Seller’s Related Parties; or
(f)    the waiver, deferral or release by any Group Member of any amount owed to that Group Member by the Seller or any of the Seller’s Related Parties;
(g)    any amount constituting Seller’s transaction costs, or any transaction or sale bonuses or finder’s fees, exit bonuses or other fees or payments to employees, directors or consultants arising as a result of Completion being consummated or incurred, by or on behalf of any Group Member;
(h)    any payments made, or agreed to be made by any Group Member to (or any assets transferred to or any liabilities assumed, indemnified, increased or incurred by any Group Member in favour of or for the benefit of) the Seller or any of the Seller’s Related Parties; or
(i)    any agreement or commitment to do any of the things set out in paragraphs (a) to (h)
provided that any of the things set out in paragraphs (a) to (i) that occur solely between Group Members shall not be Leakage

“Leakage Undertaking”	the undertaking contained in clause 9.1
“Locked Box Accounts”	the locked box accounts in the agreed form attached as Schedule 16
“Locked Box Date”	December 31, 2019
“Material Contract”	has the meaning given to it in paragraph 16.1 of Schedule 2
“Non-Default Party”	has the meaning given in clause 5.3
“Notary”	the Dutch civil law notary to be appointed by the Parties
“Pension Scheme”	each of the pensions and equivalent arrangements detailed in the Datasite Documents
“Permitted Leakage”	any of the payments or other matters set out in Schedule 3
“Pre-Closing Notice”	the statement delivered in accordance with clause 3.2

“Pre-Sale Reorganisation”
the pre-sale reorganisation to be undertaken by the Seller between the date of this Agreement and the date of Completion, the main steps of which as at the date of this Agreement are detailed in Schedule 12

“Proceeding”
any civil, criminal, tribunal, arbitration, administrative or other complaint, litigation, suits or other proceedings, and excluding debt collection proceedings in the ordinary course of business, in each case where the amount in question exceeds €250,000

“Property”	the property specified in Schedule 6 and each part of such property
“Redundancy”	has the meaning given to it by Section 7 of the Redundancy Payments Acts 1967 to 2007 (Republic of Ireland)
“Related Parties”	(a) any connected person of the Seller (other than any Group Member); or (b) the directors of the Seller or its connected persons (other than any Group Member)
“Reorganisation Indemnity”	the indemnity set out in clause 11
“Restricted Customer”
any person who at any time during the period of 12 months immediately before the date of this Agreement was a client or customer of any Group Member where such person accounted for in excess of €3,000,000 (VAT excluded) gross-margin in that 12 month period (the gross-margin being aggregated and calculated on a consolidated basis for each Group Member).

“Restricted Products or Services”	products or services which are competitive with those supplied by any Group Member at the date of this Agreement and which are sold, supplied or otherwise delivered in Europe
“Seller Obligations”	any actual obligation of the Seller under this Agreement, including to make any payment pursuant to a Seller Warranty Claim, a claim under the Reorganisation Indemnity or a claim under clause 9
“Seller’s Tax Relief”
(a)   any Tax Relief arising to any Group Member in respect of an event occurring or period falling before the Locked Box Date; and
(b)   any Tax Relief arising to a Group Member or the Buyer as a result of a Taxation Reassessment or the subject matter of such Taxation Reassessment

“Seller Warranties”	the warranties in Schedule 2
“Seller Warranty Claim”
a claim for breach of a Seller Warranty (whether given on the date of this Agreement or immediately prior to Completion pursuant to clause 7.4 and in each case including a claim for indemnification pursuant to clause 7.1)

“Shares”	all the issued and outstanding shares of the Company
“Specific Warranties”	the Seller Warranties set out in paragraph 24 of Schedule 2
“Supplemental Datasite Documents”	the additional documents and information made available to the Buyer by way of on-line data room facility between the date hereof and the date of Completion

“Supplemental Datasite Storage Device”	the DVD or USB stick provided by Intralinks on or prior to Completion
“Supplier”	a person who supplies or has supplied goods to or performs or who has performed services for or on behalf of any Group Member
“Tax” or “Taxation”
any direct and indirect taxes and any charges, fees, debits, impost, withholdings, levies, duties, contributions and assessments, in each case in the nature of tax, imposed or collected by a State, an Authority, a local Tax Authority or by any public or semi-public agencies of any kind or any other authority charged with levying Taxes of any kind including, without limitation (i) any income (gross or net) and value added taxes, wage tax, corporation tax, franchise tax, capital gains tax, gross receipts tax, withholding tax (including but not limited to withholding tax on royalties, dividends and interest), transfer tax, occupation tax, sales tax, production tax, property tax, specific Taxes attached to the activity of any Group Member, social contributions and Taxes levied on salaries, social fund contributions, registration duties, local taxes, custom duties, tariff and other taxes that any Group Member could be liable for including any related interest for late payment, penalties and fines, whether filed or not filed by any Group Member, whether computed on a separate, consolidated, unitary, combined or any other basis, levied by any reference, including without limitation income (gross or net), profits, gains, net wealth, asset values, turnover, added value, or (ii) where the context refers to a repayment of Taxation, any interest, repayment supplement or equivalent which relates to any repayment of or Tax Relief in respect of Taxation

“Tax Authority”
means any Authority competent to impose any liability with respect to Taxes or responsible for the assessment, administration or collection of Taxes or the enforcement of any Applicable Law with respect to Tax

“Tax Proceedings”	any audit, examination or litigation or any other proceeding by or with any Tax Authority
“Taxation Reassessment”
any Tax reassessment or any other additional Tax or loss of Tax Relief (excluding any Tax loss carry-forward), due as a result of Tax Proceedings carried out by any Authority, including any penalty, interest and other additional Costs relating thereto

“Tax Reassessment Indemnity”	the indemnity at clause 7.1(ii)
“Tax Relief”
any relief, allowance or credit with respect to any Tax (including, for the avoidance of doubt, tax losses carry-forward / carry-back), any deduction in computing income, profits or gains for the purposes of any Tax or any right to repayment of Tax

“Tax Return”
any declaration, statement, report, return, compliance return, information return, filing or claim for refund relating to Taxes (including information required to be supplied to a Tax Authority or another Authority in respect of such return, any claim or request for refunds) or provided to the relevant Authority for Tax compliance purposes

“Third Party Claim”	any claim which is made or threatened by any third party against the Buyer or any Group Member which has or which the Seller reasonably considers likely to give rise to a Claim
“Total Payment”	US$133,000,000 (one hundred and thirty three million US Dollars)

“Transaction Bonuses”
bonuses payable to employees of Group Members in connection with the transaction contemplated by this Agreement, the amounts of which are set out in Schedule 13 together with any employer’s social security contributions in respect thereof

“Transfer Deed”	the Dutch notarial deed of transfer, to be executed by the Notary, by which the Shares will be transferred following Completion
“Transferee Employer”	has the meaning given to that term in clause 27.4
“Transitional Services Arrangement”
any arrangement or agreement to be made on or prior to the Completion Date between the Buyer (or a member of the Group) and the Seller (or any of the Seller’s Related Parties) whereunder transitional services are to be provided by one party to the other following Completion

1.2
references to the clauses and Schedules are to the clauses of and schedules to this Agreement and references to paragraphs and parts are to paragraphs or parts (as the case may be) of the relevant Schedule;

1.3	the Schedules form part of this Agreement and will have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement will include the Schedules;

1.4	all headings are for ease of reference only and will not affect the construction or interpretation of this Agreement;

1.5	unless the context otherwise requires:

1.5.1	references to the singular include the plural and vice versa and references to any gender include every gender;

1.5.2
references to a “person” include any individual, body corporate, association, partnership, firm, trust, organisation, joint venture, government, local or municipal authority, governmental or supra-governmental agency or department, state or agency of state or any other entity (in each case whether or not having separate legal personality);

1.5.3
references to a “party” or to the “parties” will mean the Buyer and/or the Seller as the context requires and references to a “party” or to the “parties” or to the “Buyer” and/or the “Seller” will include a reference to its or their successors and (if applicable) permitted assigns and references to a third party will mean any person other than the parties;

1.6
references to any statute or statutory provision will include any subordinate legislation made under it and will be construed, unless the context otherwise requires, as references to such statute, statutory provision and/or subordinate legislation as modified, amended, extended, consolidated, re-enacted and/or replaced and in force as at the date of this Agreement;

1.7
any words following the words “include”, “includes”, “including”, “in particular” or any similar words or expressions will be construed without limitation and accordingly will not limit the meaning of the words preceding them;

1.8
any reference to a document being in the “agreed form” will mean that document in the form and content agreed by the parties and, for the purposes of identification, initialled by or on behalf of each party;

1.9	French wording inserted in italics refers to French legal concepts and shall be interpreted in compliance with French law;

1.10	references to this Agreement are references to this Agreement as varied from time to time in accordance with clause 25 and as assigned (in accordance with clause 18) from time to time; and

1.11	any reference to:

1.11.1	time of day is to Paris time;

1.11.2	a day is to a period of 24 hours running from midnight to midnight.

2.	SALE AND PURCHASE

2.1
On the terms and subject to the conditions of this Agreement, the Seller hereby sells and the Buyer hereby buys the Shares. The Shares are hereby sold free of any Encumbrance and with all rights attached or accruing to them at or after the date of this Agreement. At Completion, the Seller shall transfer the Shares to the Buyer in accordance with clause 5.

2.2	The Consideration for the sale of the Shares is an amount in US dollars equal to the result of the following calculation:
Total Payment minus Intercompany Indebtedness

but shall not be less than zero. In the event that the Completion is not consummated by 31 May 2020 at the latest due to any delay exclusively attributable to the Buyer, the Consideration shall be increased by an amount equal to the monthly net profit plus amortization, calculated in accordance with Schedule 8, generated by the Group from the Locked-Box Date until the date of Completion.

2.3
The Consideration shall be paid at Completion by the Buyer in immediately available funds by bank wire transfer with a value date as at the Completion Date to the Seller’s US bank accounts the details of which will be provided to the Buyer prior to the Completion Date.

2.4
Any payment made by the Seller in respect of any Seller Warranty and/or for breach of the Leakage Undertaking will be deemed to be a reduction in the Consideration payable to the Seller in accordance with this clause 2.

2.5	The Seller waives any rights of pre-emption or other right or option conferred on it under the constitutional documents of the Company or otherwise in respect of any of the Shares.

3.	REPAYMENT OF INTERCOMPANY INDEBTEDNESS

3.1
At Completion, simultaneously with the payment of the Consideration, the Buyer shall pay or shall procure that the relevant Group Member(s) pay(s) to the Seller and/or its relevant Sellers’ Related Party(ies) as designated in the Pre-Closing Notice, the Intercompany Indebtedness in immediately available funds by bank wire transfer with a value date as at the Completion Date.

3.2
At least Eight (8) Business Days before the Completion Date, at the latest, the Seller shall notify to the Buyer the detail of the Intercompany Indebtedness showing its breakdown among (i) the relevant Group Members (as debtor(s)) and (ii) the Seller or its relevant Related Parties (as creditor(s)), together with (a) those financial statements that evidence the amount and breakdown of the Intercompany Indebtedness and (b) the details of the relevant bank accounts onto which the Intercompany Indebtedness shall be paid (the “Pre-Closing Notice”).

3.3
For the avoidance of doubt, the Parties hereby agree that if the Intercompany Indebtedness exceeds the amount of the Total Payment (minus 1 US$), the exceeding amount shall be capitalized before Completion, at no cost of any nature, including any Tax consequence, for the Buyer or the Group Members and with no impact on the Total Payment.

4.	CONDITIONS

4.1	Completion is conditional on the completion of the Pre-Sale Reorganisation having taken place.

4.2
The Seller will use reasonable endeavours to procure that the condition set out in clause 4.1 is satisfied as soon as practicable and in any event that evidence of satisfaction is given before the date referred to in clause 4.5. The Seller will inform the Buyer of the completion of the Pre-Sale Reorganisation as soon as reasonably practicable following its completion.

4.3
The Seller will give written evidence of satisfaction of the condition set out in clause 4.1, such evidence to be given as soon as possible and in any event within two Business Days of its satisfaction.

4.4	If the Seller or the Buyer becomes aware of any fact or matter that prejudices the satisfaction of a condition, then the Seller or Buyer (as appropriate) will immediately inform the other party.

4.5
If any of the conditions set out in clause 4.1 has not been satisfied and evidence of satisfaction given in accordance with clause 4.3 on or before 30 September 2020 (or such later date as may be agreed), this Agreement will automatically terminate.

4.6	Upon termination of this Agreement pursuant to clause 4.5 the following provisions will apply:

4.6.1	the Buyer will return to the Seller all information (and all copies of such information) which has been supplied to the Buyer or its advisers by the Seller or its advisers before such date;

4.6.2
the Buyer will destroy all reports, analyses, studies and other documents prepared by it or its advisers which contain or otherwise reflect information supplied to it or its advisers by the Seller and its advisers; and

4.6.3	each of the parties’ further rights and obligations cease immediately on termination, but termination does not affect the parties’ accrued rights and obligations at the date of termination.

4.7	Pending Completion the Seller will procure that each Group Member complies with the requirements set out in Schedule 7.

5.	COMPLETION

5.1
Completion will take place at the offices of Veil Jourde law firm, 171 Boulevard Haussmann – 75008 Paris (France) on the tenth Business Day after the date on which the condition set out in clause 4.1 has been achieved and evidence of satisfaction given in accordance with clause 4.3, or on such earlier date as may be agreed between the Seller and the Buyer but in any event not later than ten Business Days after the date set out in clause 4.5 (or such later date as determined in accordance with clause 4.5) (and such date as is agreed or determined pursuant to this clause 5.1 is referred to as the “Completion Date”).

5.2
On the date of this Agreement, the Buyer and the Seller will comply with their obligations in Part 1 of Schedule 5. At Completion, the Buyer and the Seller will comply with their obligations in Part 2 of Schedule 5.

5.3
Subject to the Buyer and the Seller having complied with their respective obligations in Part 2 of Schedule 5 and the Seller having confirmed (and proven to the Notary with a copy of a bank statement of the bank account of the Seller) that it has received the Consideration in its bank account in accordance with clause 2.3, the Seller shall transfer the Shares to the Buyer, the Buyer shall accept the transfer and the Seller and the Buyer shall procure that the Company acknowledges this transfer through the execution of the Transfer Deed by the Seller, the Buyer and the Company before the Notary.

5.4
If either party fails or is unable to perform any material obligation required to be performed by that party (the “Defaulting Party”) under clause 5.3 or Part 2 of Schedule 5 by the date for Completion as fixed pursuant to clause 5.1, the other party (the “Non-Default Party”) may, in its absolute discretion, by notice to the Defaulting Party:

5.4.1
elect to proceed to Completion on the basis of the obligations performed to date without prejudice to the Non-Default Party’s rights under this Agreement and specify a later date on which the Defaulting Party will be obliged to complete the outstanding obligations of the Defaulting Party; or

5.4.2	elect to postpone Completion to a date not more than 20 Business Days after the date for Completion as agreed pursuant to clause 5.1; or

5.4.3	terminate this Agreement with immediate effect without liability on the part of the Non-Default Party, save that where no notice is provided within two Business Days after the date for Completion as determined pursuant to clause 5.1 then the Agreement will be deemed terminated on close of business on that second Business Day and the provisions of clause 5.6 will apply in respect of the rights and obligations of the parties.

5.5	If either party postpones Completion to another date in accordance with clause 5.4.2, the provisions of this Agreement apply as if that other date is the date as agreed pursuant to clause 5.1.

5.6
If either party terminates this Agreement pursuant to clause 5.4.3, each of the parties’ further rights and obligations cease immediately on termination, but termination does not affect the parties’ accrued rights and obligations at the date of termination.

5.7
The Buyer and the Seller acknowledge that certain Transitional Services Arrangements may be required following Completion. The Buyer and the Seller shall use reasonable endeavours to work together to identify any Transitional Services Arrangements required in the period between the date of this Agreement and Completion and to negotiate and document such arrangements prior to Completion.

6.	GUARANTEES
The Buyer undertakes to the Seller that as soon as reasonably practicable following Completion, the Buyer will (at the Buyer’s cost) use all reasonable endeavours to obtain the release of the Seller from any guarantee, indemnity, counter-indemnity, letter of comfort or other obligation (including exclusively and exhaustively those listed in Schedule 10) and given by the Seller or any member of the Seller’s Group to any third party in respect of a liability of any Group Member. Pending such release the Buyer undertakes to indemnify the Seller against all amounts paid by the Seller or any member of the Seller’s Group to any third party pursuant to such obligation (and all Costs incurred in connection with such obligation) arising after the date of this Agreement.

7.	SELLER WARRANTIES

7.1
The Seller warrants to the Buyer in the terms of the Seller Warranties as at the date of this Agreement and as at the Completion Date pursuant to clause 7.4. Subject to the limitations in Schedule 4, the Seller shall indemnify the Buyer against all direct losses, liabilities, Costs, damages and expenses suffered or incurred by the Buyer as a result of (i) a breach of any Seller Warranty and/or (ii) a Taxation Reassessment relating to any period ended on or before the Locked Box Date, provided that any such losses, liabilities, costs, damages and expenses shall be calculated net of any Seller’s Tax Relief actually available.

Any payments made pursuant to such indemnification by the Buyer to the Seller shall be treated as a reduction of the Consideration.

7.2	Where a Seller Warranty refers to the Company, the Seller Warranty will be deemed given in respect of each Group Member.

7.3
Except where expressly otherwise indicated and except for the Specific Warranties of Schedule 2 and for the Tax Reassessment Indemnity, and subject to clause 7.5 and clause 7.6, the Seller Warranties are qualified by all facts, matters and information Disclosed.

7.4
Unless expressly specified, the Seller Warranties will be deemed to be repeated immediately before Completion by reference to the facts and circumstances existing at Completion. For this purpose only, where in a Seller Warranty (or in a defined term used in a Seller Warranty) there is an express or implied reference to the “date of this Agreement” or an equivalent term, that reference is to be construed solely for the purposes of the repeated Seller Warranties as a reference to the “date of Completion” and where a Warranty refers to the “Datasite Documents” that reference is to be construed as a reference to the “Disclosure Documents”.

7.5
Subject to clause 7.6, the Seller Warranties as repeated pursuant to clause 7.4 will be qualified by those matters Disclosed in the Supplemental Disclosure Documents provided that in each case the matters giving rise to such disclosure has arisen or occurred solely since the date hereof.

7.6
Where any facts, matters or circumstances disclosed in the Supplemental Disclosure Documents would, but for such disclosure, constitute a breach of a Seller Warranty and such a breach has resulted in, or will eventually result in, an aggregate liability for the Group of:

7.6.1
less than or equal to US$1,500,000, such disclosure will be deemed to have been “Disclosed” and shall qualify the Seller Warranties and accordingly the Seller shall not have any liability under this Agreement with respect to the facts, matters or circumstances disclosed;

7.6.2	in excess of US$1,500,000, such disclosure will be deemed not to qualify the Seller Warranties and will be without prejudice to the Buyer’s rights pursuant to clause 7.4 of this Agreement.

7.7
Subject to clause 7.8, the Seller waives and may not enforce any right which the Seller may have against any Group Member, or any director or employee of any Group Member, on which or on whom it may have relied in agreeing to any term of this Agreement or related documents.

7.8
Notwithstanding clause 7.4 the Seller may bring a claim against any Group Member any director or employee of any Group Member for fraud by such Group Member, director or employee towards the Seller in this regard.

7.9
Subject to clause 7.10, where any Seller Warranty refers to the knowledge, information, belief or awareness of the Seller (or similar expression), this will be limited to the actual knowledge of the Seller (being the actual knowledge of any of Kamaljit Hunjan, Alistair Howes, Hillary Collins, Julie Munzinger, Thomas Creuzberger or Carlos Rubio the date of this Agreement or (in respect of the Seller Warranties repeated pursuant to clause 7.4 only on the

Completion Date). The Seller will not be deemed to have made enquiry of any other person or to have any other knowledge (actual, imputed or constructive).

7.10
Notwithstanding clause 7.9, where any Seller Warranty in paragraphs 12 and 13 of Schedule 2 refers to the knowledge, information, belief or awareness of the Seller (or similar expression), this will be limited to the actual knowledge of the Seller (being the actual knowledge of Hillary Collins at the date of this Agreement or (in respect of the Seller Warranties repeated pursuant to clause 7.4 only) on the Completion Date). The Seller will not be deemed to have made enquiry of any other person or to have any other knowledge (actual, imputed or constructive) in respect of these paragraphs.

8.	BUYER WARRANTIES

8.1	The Buyer warrants to the Seller that:

8.1.1	it is a private limited company incorporated and validly existing under the laws of France;

8.1.2	the Buyer has full power to enter into and perform this Agreement and that this Agreement constitutes a binding obligation on the Buyer in accordance with its terms;

8.1.3
the Buyer has received from the Seller certain projections, estimates and other forecasts and certain business plan information on the Group. The Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts and plans, that it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts and plans so furnished to it and any use of or reliance by the Buyer on such projections, estimates and other forecasts and plans shall be at its sole risk, and without limiting any other provisions herein, that the Buyer shall have no claim against anyone with respect thereto. Accordingly, the Buyer acknowledges that the Seller does not make any representation or warranty to the Buyer, express or implied with respect to such projections, estimates, forecasts or plans;

8.1.4
in order to decide to acquire the Shares, the Buyer has relied on its own research and analysis of the documents and information gathered in the course of said due diligence. The Buyer is a sophisticated buyer with ample resources and experience to reasonably comprehend the Group and the Group’s business and has independently acquire sufficient knowledge of the industry in which they operate and assessed the risks inherent therein;

8.1.5	the execution and delivery of and the performance by the Buyer of its obligations under this Agreement will not:

8.1.5.1	result in breach of any provision of its constitution; or

8.1.5.2	result in a breach of, or constitute a default under, any:

(a)	agreement, licence or other instrument to which the Buyer is a party;

(b)	order, judgment or decree of any court or Authority to which it is a party or by which it is bound; or

(c)	Applicable Law or regulations in France; and

8.1.6
save as provided in this Agreement, all consents, permissions, approvals and agreements of the shareholders of the Buyer or any third parties which are necessary, on Buyer’s side, for the Buyer to obtain in order to enter into and perform this Agreement in accordance with its respective terms have been unconditionally obtained in writing and have been disclosed in writing to the Seller.

9.	LEAKAGE

9.1
Subject to clauses 9.2, 9.4 and 9.5 the Seller undertakes to pay to the Buyer an amount equal to the amount of any Leakage between the Locked Box Date and the date of Completion (both dates inclusive).

9.2
For the purpose of clause 9.1 above, the amount of any Leakage shall be calculated net of any Tax Relief actually available to a Group Member or the Buyer as a direct result of the Leakage or the matter giving rise to it, if any.

9.3
The liability of the Seller pursuant to this clause 9 will terminate on the date falling ten (10) months after Completion unless prior to that date the Buyer has notified the Seller in writing of a breach by it of the Leakage Undertaking, setting out in reasonable detail the nature and amount of such Leakage.

9.4
Provided that a claim notified in accordance with clause 9.3 has not otherwise been satisfied, settled or withdrawn, such claim will be unenforceable against the Seller unless proceedings in respect of such claim are issued and served on the Seller within a period of six (6) months starting on the day of notification of the claim.

9.5
The liability of the Seller pursuant to this clause 9 will in no event exceed the total amount of the Leakage, increased by the amount of reasonable Costs and expenses the Buyer and/or any Group Member actually incurred or suffered in obtaining the payment by the Seller of the Leakage in accordance with this Agreement.

10.	LIMITATION ON CLAIMS
The liability of the Seller under this Agreement is limited as set out in Schedule 4.

11.	INDEMNITY
The Seller will indemnify the Buyer against all direct losses, liabilities, Costs and Taxes, including, as the case may be, any direct loss of revenues, costs, liabilities, damages and expenses that the Buyer and/or any Group Member incurs or suffers, all claims or proceedings made or brought against the Buyer and/or any Group Member by any person and all direct losses, liabilities, Costs and Taxes, including, as the case may be, any direct loss of revenues, costs, liabilities, damages and expenses the Buyer and/or any Group Member does or will incur or suffer as a result of defending or settling any such actual or threatened claim or proceeding, in each case arising out of or in connection with the execution of the Pre-Sale Reorganisation.

12.	SELLER’S GUARANTOR

12.1
The Seller's Guarantor irrevocably and unconditionally guarantees to the Buyer the due and punctual performance of the Seller Obligations. The Seller's Guarantor shall pay to the Buyer from time to time on demand a sum of money which the Seller is at any time actually liable to pay to the Buyer under or pursuant to this Agreement and which has not been paid by the Seller by the time due for payment.

12.2
The Seller's Guarantor irrevocably and unconditionally agrees to indemnify (and keep indemnified) the Buyer on demand against any loss, liability or cost actually incurred by the Buyer as a result of any Seller Obligation being or becoming void or unenforceable as against the Seller for any reason whatsoever. The amount of the loss, liability or cost shall be equal to the amount which the Buyer would otherwise have been entitled to recover from the Seller.

12.3	The Seller's Guarantor's liabilities under this clause 12 shall remain in force for as long as the Seller is under an actual or contingent obligation under any Seller Obligations.

13.	BUYER’S GUARANTOR

13.1
The Buyer's Guarantor irrevocably and unconditionally guarantees to the Seller the due and punctual performance of the Buyer Obligations. The Buyer's Guarantor shall pay to the Seller from time to time on demand a sum of money which the Buyer is at any time actually liable to pay to the Seller under or pursuant to this Agreement and which has not been paid by the Buyer by the time due for payment.

13.2
The Buyer’s Guarantor irrevocably and unconditionally agrees to indemnify (and keep indemnified) the Seller on demand against any loss, liability or cost actually incurred by the Seller as a result of any Buyer Obligation being or becoming void or unenforceable as against the Buyer for any reason whatsoever. The amount of the loss, liability or cost shall be equal to the amount which the Seller would otherwise have been entitled to recover from the Buyer.

13.3	The Buyer's Guarantor's liabilities under this clause 13 shall remain in force for as long as the Buyer is under an actual or contingent obligation under any Buyer Obligations.

14.	RESTRICTIVE COVENANTS

14.1
Subject to and conditional on Completion occurring, the Seller undertakes to the Buyer and each Group Member that the Seller will not (whether alone or in conjunction with, or on behalf of, another person and whether directly or indirectly, including through any of its Related Parties) without the prior written consent of the Buyer for the period immediately following Completion shown in the first column take the action shown in the second column:

Time period	Restricted action
36 months	Deal or contract with any Restricted Customer in relation to the sale or supply of Restricted Products or Services.
24 months
Solicit or entice away, or attempt to solicit or entice away, from any Group Member, or employ, any person employed in a managerial, supervisory, technical or sales capacity with annual base salary in excess of US$100,000 by, or who is or was a consultant to, any Group Member at Completion or at any time during the period of twelve months immediately preceding Completion where the person in question either has Confidential Information or would be in a position to exploit a Group Member’s trade connections.

24 months	Within the continent of Europe, be engaged, concerned, connected with or interested in any other business which supplies Restricted Products or Services.

14.2
Without prejudice to clause 24, each of the undertakings in clause 14.1 is separate and severable. Accordingly, if any court or Authority of competent jurisdiction finds any of those undertakings to be illegal, unlawful, void or unenforceable this will not affect the remainder of those undertakings which will continue in full force and effect.

14.3	Clause 14.1 will not prohibit or restrict the Seller from:

14.3.1	carrying out any Global Products Business (including contracting with any third parties in connection therewith);

14.3.2	dealing or contracting with any Restricted Customer in relation to the sale or supply of any products or services outside Europe;

14.3.3	owning securities as an investment in a company dealt in on a recognised stock exchange and which confer not more than five percent of the votes which could be cast at a general meeting; or

14.3.4
undertaking any bona fide recruitment campaign that is not targeted at the employees referred to in clause 14.1 or from employing any such employee who responds to such activity without encouragement or direct contract from the Seller or its connected persons.

15.	POST-COMPLETION OBLIGATIONS

15.1
From Completion and until the expiration of a twenty-four (24) month period following the Completion Date, the Buyer shall procure that the Seller, and its representatives, are provided, upon reasonable notice and during working hours, with all such assistance, documentation, information and access to premises and personnel of the relevant Group Member as they may reasonably require to prepare their tax returns and financial statements or to investigate, avoid, remedy, dispute, resist, appeal, compromise or contest any Claim or any other claims, proceedings or investigations made by or against or incurred by the Seller and the Buyer shall permit the Seller and its representatives to make copies of such documentation and information to the extent relevant.

15.2
The Buyer agrees not to, and to cause its Related Parties and the Group Members not to, destroy or otherwise dispose of any files, books, registers, records and documents relating to the period prior to Completion without the prior written consent of the Seller (who may request delivery of such records to the Seller at its expense).

15.3
Effective as of the date of Completion Date, all insurance coverage provided in relation to the Group’s business pursuant to policies maintained by the Seller or any member of the Seller’s group shall cease and save as otherwise provided by Law no insurance coverage shall be available to any of the Group Members under any such policies for occurrences which take place or claims made on or after the Completion Date.

15.4
The Buyer undertakes to procure that insurance policies covering the Group Members, their assets and the business be subscribed, with effect as from the Completion Date, with a first class insurance under reasonable and market practice terms and conditions. The Buyer shall ensure that the scope of such new insurance policies shall also cover claims arising out of facts or events that occurred prior to the Completion Date should the policies previously maintained by the Seller ceases to apply in respect thereof.

15.5
The Buyer shall not, and shall cause members of the Buyer’s Group and the Group Members not to, claim against any former or current director, manager, officer or employee of the Group Members (including those resigning on the Completion Date), who are individuals, with respect to any management decisions adopted by any of the Group Members prior to the Completion Date or otherwise seek the liability of any such director, manager, officer or employee in that respect.

15.6
The Buyer shall procure that the publication formalities relating to the resignations of the directors or corporate officers of the Group Members having occurred on Completion be carried out promptly after the Completion Date.

15.7
The Buyer shall procure that all amounts which become payable by a Group Member under the Change Control Letters to any employee or former employee of the applicable Group Member and to the relevant Dublin Employees are timely paid in accordance with the terms of the same and shall indemnify the Seller and the Seller’s Guarantor against all direct Costs, liabilities, expenses and losses arising out from any failure by the Buyer to comply with its obligations under this clause 15.7, without prejudice, for the Dublin Employees, to the provisions of clause 27.7 below.

15.8
For no less than a period of twelve (12) months following Completion, with respect to the employees of the Group with the exception of the Dublin Employees and those employed by Group Members in Poland and Portugal (the “Continuing Employees”), Buyer and any member of the Buyer’s Group (which, for the avoidance of doubt, shall include the Group from Completion) shall continue to employ and provide employee benefits, base salary or hourly wage rate, as applicable, and target cash incentive opportunities, target long-term incentive opportunities and severance to the Continuing Employees that are in aggregate substantially equivalent to the employee benefits, base salary or hourly wage rate, as applicable, and target cash incentive opportunities, target long-term incentive opportunities and severance provided to the Continuing Employees immediately prior to date of Completion; provided that nothing in this clause 15.8 shall preclude the Buyer or any member of the Buyer’s Group from terminating the employment of any employee at any time on or following Completion.

15.9
The Buyer shall procure that the Group ceases to use the name “Owens & Minor” and any trademark, trade names, brand names and corporate names including or relatives to such names, at the expiry of a twelve (12) month period following the date of Completion. Until the expiry of that period of time, the Group Members will be entitled to use all of their existing stocks of signs, letterheads, advertisements, promotional materials, assets and inventory containing the name “Owens & Minor”. The Buyer shall not, and shall procure that each Group Member shall not, following Completion represent or hold itself out as being connected with the Owens and Minor group.

16.	CONFIDENTIALITY

16.1	The Seller undertakes to the Buyer and each Group Member that the Seller will not at any time after Completion:

16.1.1	disclose any Confidential Information to any person except to those authorised by the Buyer to know;

16.1.2	use any Confidential Information for the Seller’s own purposes or for any purposes other than those of the relevant Group Member; or

16.1.3	cause or permit any unauthorised disclosure of any Confidential Information.

16.2	The Seller may disclose the Confidential Information:

16.2.1
to those of its officers, directors, employees and professional advisers who need access to that Confidential Information so that it can perform its obligations and exercise its rights under this Agreement;

16.2.2
to the extent required by law or by any Authority. Where reasonably practical and lawful the Seller will notify the Buyer in writing in advance of such disclosure, and will make such disclosure subject to obligations of confidence consistent, so far as reasonably possible, with the terms of this Agreement; and

16.2.3	to any Taxation authority to the extent required in connection with the Taxation affairs of the Seller or any of its affiliates.

17.	ANNOUNCEMENTS

17.1	No party will make any Announcement, or permit any Announcement to be made, without the prior written consent (such consent not to be unreasonably withheld or delayed) of:

17.1.1	the Buyer where the Announcement is made by the Seller; or

17.1.2	the Seller where the Announcement is made by the Buyer or any member of the Buyer’s Group.

17.2	Clause 17.1 does not apply to any Announcement required by law or by any Authority (including, for the avoidance of doubt, the Securities and Exchange Commission).

17.3	If a party is required to make an Announcement by law or by any Authority that party will:

17.3.1	as soon as reasonably practical give written notice of this to the other parties; and

17.3.2	if and to the extent reasonably practicable consult with the other parties as to the form, content and timing of the Announcement provided that doing so would not cause the party wishing to make the Announcement to breach the relevant law or requirement.

18.	ASSIGNMENT

18.1
The Seller and its respective authorized successors and assignees will not be entitled to assign, transfer, charge, hold on trust for any person or otherwise deal in any other manner with any of their respective rights under this Agreement without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), provided always that such an assignment of such interest, after having been obtained, shall never restrict or limit the Buyer or the Buyer’s Guarantor’s rights hereunder.

18.2
The Buyer (or its successors and assignees) will not be entitled to assign its rights or obligations under this Agreement without the prior written consent of the Seller, provided always that following an assignment of such interest having been obtained, neither the Seller nor the Seller’s Guarantor shall incur any greater liability under this Agreement than if such assignment had not taken place.

18.3
Notwithstanding the provisions of clause 18.2, the Buyer may freely assign or transfer (i) any of its rights under this Agreement to any bank or financial institution by way of security for the purposes of, or in connection with, the financing or refinancing (whether in whole or part) by the Buyer of the Transaction provided that in doing so neither the Seller nor the Seller’s Guarantor shall incur any greater liability under this Agreement than if such assignment had not taken place.

18.4
This Agreement will be binding and enure for the benefit of successors in title and permitted assigns of each of the parties but the liabilities and obligations arising out of this Agreement will not be binding on any person other than the parties to this Agreement.

19.	NOTICES

19.1
Any notice or other communication given under or in connection with this Agreement will be in writing, in the English language, marked for the attention of the specified representative of the party to be given the notice or communication and:

19.1.1	sent to that party’s address by pre-paid first class post, or mail delivery service providing guaranteed next working day delivery and proof of delivery; or

19.1.2	sent to that party’s address by airmail post; or

19.1.3	delivered to or left at that party’s address (but not, in either case, by one of the methods set out in clause 19.1.1 and 19.1.2).

19.2	The address for each party is set out below and may be changed by that party giving at least seven Business Days’ notice in accordance with this clause 19.
The Buyer
Walden Group
97 rue Mirabeau – 94200 Ivry-sur-Seine
For the attention of: the President

The Buyer’s Guarantor
EHDH
97 rue Mirabeau – 94200 Ivry-sur-Seine
For the attention of: the President

The Seller:
Owens & Minor International Logistics, Inc.

9120 Lockwood Blvd, Mechanicsville
Virginia 23116
United States
For the attention of: the General Counsel

The Seller’s Guarantor
Owens & Minor Inc.
9120 Lockwood Blvd, Mechanicsville
Virginia 23116
United States
For the attention of: the General Counsel

19.3	Any notice or communication given in accordance with clause 19.1 will be deemed to have been served:

19.3.1	if given as set out in clause 19.1.1, at 9.00am on the second Business Day after the date of posting;

19.3.2	if given as set out in clause 19.1.2, at 9.00am on the sixth Business Day after the date of posting; and

19.3.3	if given as set out in clause 19.1.3, at the time the notice or communication is delivered to or left at that party’s address.
provided that if a notice or communication is deemed to be served before 9.00am on a Business Day it will be deemed to be served at 9.00am on that Business Day and if it is deemed to be served on a day which is not a Business Day or after 5.00pm on a Business Day it will be deemed to be served at 9.00am on the immediately following Business Day.

19.4	To prove service of a notice or communication it will be sufficient to prove that clause 19.1 was complied with.

20.	ENTIRE AGREEMENT

20.1	This Agreement and the documents referred to in it constitute the entire agreement between the parties and supersedes any prior agreement or arrangement in respect of its subject matter and:

20.1.1
the Buyer has not entered into this Agreement in reliance upon, and it will have no remedy in respect of, any misrepresentation, representation or statement (whether made by the Seller or any other person and whether made to the Buyer or any other person) which is not expressly set out in this Agreement;

20.1.2
the only remedies available for any misrepresentation or breach of any representation or statement which was made prior to entry into this Agreement and which is expressly set out in this Agreement will be for breach of contract; and

20.1.3	nothing in this clause 20 will be interpreted or construed as limiting or excluding the liability of any person for fraud or fraudulent misrepresentation.

21.	HARDSHIP
Notwithstanding the provisions of article 1195 of the French Civil Code, the Parties agree that where a change of circumstances that was not foreseeable as at the date of this Agreement renders the performance of the obligations hereunder excessively onerous for either any of the Parties, which has not expressly accepted to assume such risk under the terms of this Agreement, such person shall nevertheless fully perform its obligations under this Agreement without having the ability to (i) petition for any amendment to the Agreement under clause 24, or (ii) compel the other Party to renegotiate or terminate this Agreement or petition for its amendment under clause 24.

22.	SPECIFIC PERFORMANCE
In accordance with article 1221 of the French Civil Code, the Parties hereto acknowledge that damages alone may not be an adequate remedy for breach of this Agreement and a party may be entitled to the remedies of injunction, specific performance (exécution forcée) or any other similar relief.

23.	WAIVERS

23.1
A delay in exercising or failure to exercise a right or remedy under or in connection with this Agreement will not constitute a waiver of, or prevent or restrict future exercise of, that or any other right or remedy, nor will the single or partial exercise of a right or remedy prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right, remedy, breach or default will only be valid if it is in writing and signed by the party giving it and only in the circumstances and for the purpose for which it was given and will not constitute a waiver of any other right, remedy, breach or default.

23.2
Each Party expressly and irrevocably waives, to the fullest extent permitted by Applicable Law (i) any right it may have under article 1226 of the French Civil Code to terminate this Agreement, and (ii) save as otherwise indicated, any right it may have under articles 1186 and 1187 of the French Civil Code to claim that this Agreement has lapsed as a result of any other contract contributing to the completion of the transactions contemplated hereunder having terminated, lapsed or being ineffective for any reason whatsoever.

24.	SEVERANCE
If any term of this Agreement is found by any court or Authority of competent jurisdiction to be illegal, unlawful, void or unenforceable, such term will be deemed to be severed from this Agreement and this will not affect the remainder of this Agreement which will continue in full force and effect.

25.	VARIATION
No variation to this Agreement will be effective unless it is in writing and signed by or on behalf of each party to this Agreement but no variation will require the consent of any Group Member.

26.	FURTHER ASSURANCE

26.1	Each party will at its own cost:

26.1.1	execute all such documents and do all such acts and things; and

26.1.2	use reasonable endeavours to procure that all relevant third parties execute all such documents and do all such acts and things as another party may reasonably request from time to time in order to give full effect to this Agreement (including the rights given under it) and the transactions contemplated by it.

27.	ONGOING MATTERS FOLLOWING SIGNING
It Migration

27.1
As part of, and in connection with, the Transitional Services Arrangements the Seller and the Buyer will be undertaking the IT Migration. It is anticipated that the IT Migration will be an ongoing project following the date of this Agreement, and possibly beyond Completion.

27.2
The Seller and the Buyer will use their respective reasonable endeavours to complete (or procure the completion of) the IT Migration as soon as reasonably practicable following the date of this Agreement, including in particular to agree key milestone dates and deliverables in connection with the same. Each party will notify the other as soon as reasonably practicable should it become apparent that any such key milestone (once agreed) will be missed.

27.3
Notwithstanding any other provision of this Agreement, all costs associated with the IT Migration will be borne by the Group, save that the Seller shall share 50% of the initial IT Migration Costs up to a maximum amount of US$1,000,000 (one million US dollars). For the purpose of this clause 27.3 “IT Migration Costs” shall mean those costs reasonably and properly incurred by the Group which are directly attributable to the IT Migration and for which evidence of the incurring of such costs is provided in writing to the satisfaction to the Seller (acting reasonably), but for the avoidance of doubt shall not extend to any losses, liabilities or Taxes associated with or resulting from the IT Migration.

Dublin Employees

27.4
To the Seller’s knowledges, as a result of the Pre-Sale Reorganisation the employment of each Dublin Employee shall prior to Completion be transferred to Movianto Services Ireland Limited (“Transferee Employer”) in

accordance with The European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003 (Republic of Ireland) except for:

27.4.1	any Dublin Employee who objects to the transfer of their employment; and

27.4.2	any Dublin Employee who has ceased to be an employee of Owens & Minor Ireland Unlimited Company prior to Completion.
The Seller hereby represents that, subject to the occurrence of two exceptions above, Schedule 14 includes an exhaustive list of all the employees who shall be transferred to and employed by Movianto Services Ireland Limited at Completion.

27.5
With effect from Completion, subject to Clause 27.7, all costs and liabilities in connection with the employment of the Dublin Employees whose employment is transferred to the Transferee Employer (but excluding all accrued benefits which are due for payment before Completion which shall be paid by O&M Services Ireland Unlimited) shall be the responsibility of the Transferee Employer.

27.6
The Buyer shall not, and shall procure that the Transferee Employer shall not, without the Seller’s written consent enhance any Dublin Employee’s severance entitlement or termination costs as provided for by any Applicable Law and/or their employment contracts (including under any Change Control Letter).

27.7
If the employment of any Dublin Employee is terminated within six months of Completion by reason of Redundancy, all direct costs, including severance, resulting from such termination (including severance and any costs due under the Change Control Letters) shall be allocated as follows:

27.7.1	50% to the Transferee Employer up to a maximum total of €300,000; and

27.7.2	the balance to the Seller which shall reimburse the Transferee Employer within 1 month of written request.

27.8
The Buyer shall use reasonable endeavours to ensure that, subject to its own powers, the termination of employment of any Dublin Employee for Redundancy is conducted fairly and in accordance with Applicable Law.

Tax Returns

27.9
The Buyer will procure that each Group Member keeps the Seller fully informed of its Taxation affairs in respect of its accounting period current at Completion and will not submit any correspondence or submit or agree any return or computation for such period or, to the extent outstanding, for the previous financial year to any Taxation Authority without first taking into account the reasonable comments of the Seller made in due time (having afforded the Seller and its advisers a reasonable opportunity to consider all such correspondence, returns or computations prior to their submission to the relevant Taxation Authority).

27.10
The Buyer will procure that no Group Member amends or withdraws any such return or computation without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed), save to the extent that any amendment relates only to the period falling or events occurring after Completion.

Transaction Bonuses

27.11
The Parties agree that the costs of all Transaction Bonuses which are specified in Schedule 13 as being “paid/borne by” the Seller together with the amount of any employer’s social security charges in respect of those amounts shall be considered as Leakages and thus be deducted from the Consideration paid by the Buyer on Completion. The definitive calculation of such Leakages (i.e. calculation of the social security charges applied to the Transaction Bonuses) shall be prepared by the Seller and provided to the Buyer eight (8) Business Days before Completion Date at the latest. The Buyer agrees to procure that the amounts due to each individual employee under the Transaction Bonus arrangements shall be paid from the applicable Group Member’s cash pool through its payroll within 45 days of Completion and shall indemnify the Seller and the Seller’s Guarantor against all direct Costs, liabilities, expenses, Taxes and losses arising from any failure by the Buyer to comply with its obligations under this clause 27.11. In the event that any employee of a Group Member ceases to be entitled to a Transaction Bonus, the Buyer shall ensure that the relevant Leakage is promptly refunded to the Seller. For the avoidance of doubt, by deducting any such amounts from the Consideration the Buyer shall not be entitled to claim under clause 9 for such amounts.

Exiting employees

27.12
The Seller shall use all reasonable endeavours to procure that the employees listed in Schedule 13A enter into statutory settlement agreements prior to Completion under which their employment will end on the dates specified in Schedule 14 against their name (or such other date as may be agreed with the Buyer) (“Exiting Employee Agreements”).

27.13
The Parties agree that the costs of all severance payments due under the Exiting Employee Agreements together with the amount of any employer’s social security charges in respect of those amounts shall be considered as Leakages and thus be deducted from the Consideration paid by the Buyer on Completion. The definitive calculation of such Leakages (including the social security charges applied to the Transaction Bonuses) shall be prepared by the Seller and provided to the Buyer eight (8) Business Days before Completion Date at the latest. The Buyer agrees to procure that the amounts due to each individual employee under each Exiting Employee Agreement shall be paid from the applicable Group Member’s cash pool through its payroll within 45 days of Completion and shall indemnify the Seller and the Seller’s Guarantor against all direct Costs, liabilities, expenses, Taxes and losses arising from any failure by the Buyer to comply with its obligations under this clause 27.13. In the event that any employee of a Group Member ceases to be entitled to any payment under an Exiting Employee Agreement, the Buyer shall ensure that the relevant Leakage is promptly refunded to the Seller. For the avoidance of doubt, by deducting any such amounts from the Consideration the Buyer shall not be entitled to claim under clause 9 for such amounts.

28.	COSTS AND EXPENSES

28.1
Whether or not the Completion occurs and except as otherwise provided in the Agreement, each party will bear its own costs and expenses incurred in connection with or arising out of the negotiation, preparation and execution of this Agreement.

28.2	The Buyer shall bear all stamp duty and any other transfer Taxations arising as a result of this Agreement.

28.3
The Buyer shall take all necessary steps to fulfil any and all formalities relating thereto on a timely-basis, in order to ensure that the liability of the Seller may not be sought with respect to any amount due under paragraph above. The Buyer irrevocably undertakes to indemnify the Seller upon first request from any and all losses, penalties, advisory fees or other damages that they may suffer as a result of the breach by the Buyer of its obligations under this Clause.

29.	SURVIVAL
Unless otherwise provided, any outstanding obligation contained in this Agreement will remain in force notwithstanding Completion.

30.	SCHEDULES
Schedule 1:    Details of the Group immediately prior to the Pre-Completion Reorganisation
Schedule 2:    Seller Warranties
Schedule 3:    Permitted Leakage
Schedule 4:     Limitations
Schedule 5:    Completion Arrangements
Schedule 6:    The Property
Schedule 7:     Obligations Pending Completion
Schedule 8:    Monthly Net Profit Plus Amortization Calculation
Schedule 9:    Carved-Out Undertakings
Schedule 10:    Guarantees
Schedule 11:    Disclosure Bundle Index
Schedule 12:    Pre-Sale Reorganization Steps Summary
Schedule 13:    Transaction Bonuses

Schedule 13A:    Exiting employees
Schedule 14:    Dublin Employees
Schedule 15:    Datasite Storage Device
Schedule 16:    Locked Box Accounts

31.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it will be governed by the law of France.

32.	JURISDICTION

32.1
The commercial court of Paris (France) has exclusive jurisdiction to determine any dispute arising out of or in connection with this Agreement (including in relation to any non-contractual obligations), which the Parties fail to solve amicably within a period of twenty (20) days following the first dispute notification served by a Party to the other.

32.2
Each party waives any objection to, and agrees to submit to, the jurisdiction of the commercial courts of Paris (France). Each party agrees that a judgment or order of any such court is binding upon it and may be enforced against it in the courts of any other jurisdiction.

SIGNED BY or on behalf of the parties on the date stated at the beginning of this Agreement.

1SCHEDULE 1
Details of the Group immediately prior to the Pre-Completion Reorganisation
Details of the Company

Name of company	Mercury II B.V.
Company number	[***]
Registered office	Keltenweg 70, 5342 LP Oss, the Netherlands
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Details of other Group Members

1.	Nederland

Name of company	Mercury I B.V.
Company number	[***]
Registered office	Keltenweg 70, 5342 LP Oss, the Netherlands
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	O&M-Movianto Nederland B.V.
Company number	[***]
Registered office	Keltenweg 70, 5342 LP Oss, the Netherlands
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

2.	Belgium

Name of company	Movianto Belgium NV
Company number	[***]
Registered office	Waterkeringstraat 1, 9320 Erembodegem, Belgium
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

3.	Czech Republic

Name of company	Movianto Ceská Republika S.R.O.
Company number	[***]
Registered office	Podolí 78e, Podoli 66403
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

4.	Denmark

Name of company	Movianto Nordic Aps
Company number	[***]
Registered office	Ventrupvej 27, Greve 2670, Denmark
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

5.	France

Name of company	O&M-Movianto France Holdings S.A.S
Company number	[***]
Registered office	4 avenue du 21è siècle – ZAC des Tulipes Sud –BP 40115 – 95505 Gonesse Cedex
Place of incorporation	[***]
Incorporation date	[***]
President	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Movianto France S.A.S
Company number	[***]
Registered office	4 avenue du 21è siècle – ZAC des Tulipes Sud –BP 40115 – 95505 Gonesse Cedex
Place of incorporation	[***]
Incorporation date	[***]
President	[***]
Managing director	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

6.	Germany

Name of company	Movianto GmbH
Company number	[***]
Registered office	In der Vogelsbach 1, 66540 Neunkirchen, Germany
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Movianto Deutschland GmbH
Company number	[***]
Registered office	In der Vogelsbach 1, 66540 Neunkirchen, Germany
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

7.	Poland

Name of company	Movianto Polska Spółka
Company number	[***]
Registered office	ul. Artura I Franciszka Radziwiłłów, Nr 5, Ozarów Mazowiecki, Mazowieckie 05-850
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

8.	Portugal

Name of company	Movianto Portugal, Unipessoal, Lda
Company number	[***]
Registered office	Pinheiros Park II, Casal do Pinheiro, Carregado, 2580 507
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

9.	Slovakia

Name of company	Movianto Slovensko s. r. o.
Company number	[***]
Registered office	Diaľničná cesta 4431/14A, Senec 903 01, Slovakia
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

10.	Spain

Name of company	AVS Health Espana SL
Company number	[***]
Registered office	Calle de Helena Rubinstein, 4, Getafe, Madrid, 28906
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Movianto Espana SL
Company number	[***]
Registered office	Calle de Helena Rubinstein, 4, Getafe, Madrid, 28906
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

11.	Switzerland

Name of company	Movianto Schweiz GmbH
Company number	[***]
Registered office	Laupenstrasse 45, Neuenegg, 3176
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

12.	United Kingdom

Name of company	O&M-Movianto UK Holdings Ltd
Company number	[***]
Registered office	1 Progress Park, Elstow, Bedford, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Healthcare Services Group Ltd
Company number	[***]
Registered office	1 Progress Park, Bedford, Bedfordshire, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Movianto UK Ltd
Company number	[***]
Registered office	1 Progress Park, Elstow, Bedford, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Movianto Transport Solutions Limited
Company number	[***]
Registered office	1 Progress Park, Bedford, Bedfordshire, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Healthcare Product Services Ltd
Company number	[***]
Registered office	1 Progress Park, Bedford, Bedfordshire, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

Name of company	Pharmacare Logistics Ltd
Company number	[***]
Registered office	1 Progress Park, Bedford, Bedfordshire, MK42 9XE
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

13.	Republic of Ireland

Name of company	Movianto Services Ireland Limited
Company number	[***]
Registered office	Block 10-4, Blanchardstown Corporate Park, Ballycoolin, Dublin
Place of incorporation	[***]
Incorporation date	[***]
Directors	[***]
Secretary	[***]
Registered and beneficial shareholders	[***]	[***]
	[***]	[***]
Mortgages/charges over Shares or Company’s assets	[***]
Auditors	[***]

SCHEDULE 2
Seller Warranties

1.	Schedule 1; Capital, the Seller, the Group Members

1.1	The information contained in Schedule 1 is complete and accurate.

1.2	The issued shares of each Group Member other than the Company are fully paid and are beneficially owned and registered as set out in Schedule 1 free from any Encumbrance.

1.3
No Group Member has allotted or issued any share capital (other than the shares shown in Schedule 1 as being issued) and no Contract has been entered into and no commitment has been made which requires or may require any Group Member to allot or issue any share or loan capital which has not been allocated or issued at the date of this Agreement.

1.4	Save as specified in Schedule 1, the Company has no interest in the share capital of any body corporate or in the membership of any body corporate.

1.5	The Seller has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on the Seller in accordance with its terms.

1.6	The Shares are fully paid and will, following the Pre-Sale Reorganisation, be beneficially owned by the Seller as set out in Schedule 1 and registered in its name, free from any Encumbrance.

1.7
Each Group Member is duly organized, validly existing under its respective Laws of incorporation, and has all requisite corporate power and authority to own its assets and conduct its business as it has been and is now being conducted or presently proposed to be conducted.

1.8
Save for Movianto Polska Spolka in Poland, the closure of which has already been decided, and Movianto Portugal, none of the Group Members is subject to any judicial or amicable winding-up procedure or liquidation (whether voluntary or involuntary) and all Group Members have an equity amount in accordance with Applicable Law.

1.9
The Company, Mercury I B.V. and Movianto Services Ireland Limited have each been incorporated within the Pre-Sale Reorganisation for the exclusive purpose of the Transaction and do not have any other activity other than, for Company and Mercury I B.V., being the 100% holding companies of the Group and, for Movianto Services Ireland Limited, employing the Dublin Employees and being the Transferee Employer as set out in clause 27.4 and they have no other right or liability than those directly deriving therefrom or under any agreements directly relating to the Transaction.

2.	The Financial Statements and the Locked Box Accounts

2.1
Each of the Financial Statements shall be prepared in accordance with all Applicable Law and applicable GAAP and, will fairly present the assets, liabilities and financial position and of the profits (or losses) of the relevant Group Member(s) as at the Accounting Date.

2.2
Other than as detailed in the adjustment schedule at documents 12.4.2.2 through to 12.4.2.6 (inclusive) in the Datasite Documents, the profits or losses and value of net assets of each Group Member for the two consecutive financial years prior to the financial year ended on the Accounting Date (as shown by the relevant audited financial statements of each Group Member) have not been, and the Financial Statements will not be, affected by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits or losses or value of net assets for any of such periods exceptionally high or low.

2.3
The statutory books, accounting and other records (together the “Records”) of each Group Member required to be kept by Applicable Law are up to date and have been maintained in accordance with those Applicable Law and applicable GAAP. Each Group Member’s Records are exclusively owned by it and under its control. With the exception of Netherlands BV 2018 accounts, all financial statements of the Group have, where required to be filed with Authorities, been duly and timely filed in accordance with all requirements of Applicable Law.

3.	Business since the Locked Box Date

3.1
Since the Locked Box Date, and except for actions implemented for the sole purpose of the Pre-Sale Reorganisation (where applicable, the following amounts stated in euros should be converted for their equivalent amount in local currency):

3.1.1	the business of each Group Member has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the 12 months preceding the Locked Box Date;

3.1.2	there has been no material adverse change in the financial or trading position of any Group Member except as a result of factors generally affecting similar businesses to a similar extent;

3.1.3
no Group Member has acquired or disposed of, or agreed to acquire or dispose of, any single asset (excluding Inventory) having a value in excess of €125,000 or assets having an aggregate value in excess of €250,000 nor made any investment exceeding this aggregate amount, whether in a single transaction or a series of connected transactions. No Group Member has transferred or sold to the Seller or any Seller’s Related Parties any asset outside the ordinary course of business at arm’s length conditions;

3.1.4	no Group Member has entered into a leasing agreement for or rented any equipment for an amount exceeding €300,000;

3.1.5
no dividend or other payment which is, or could be treated as, a distribution (whether in cash, stock or in kind) to members has been declared, paid or made by any Group Member nor has any Group Member reduced its share capital;

3.1.6	no Group Member has sold or agreed to sell a receivable and no receivable has been released, deferred, subordinated or written off by any Group Member;

3.1.7	no Group Member has approved a winding-up, merger, split-up, contribution or sale of its business as a whole or of any of its divisions (branche d'activité);

3.1.8
no Group Member has incurred any liability, or granted any guarantee or created any Encumbrance over any of its assets in respect of any liability other than in the ordinary course of business and for an amount lower than €100,000;

3.1.9	no Group Member has substantially modified or terminated or suffered any substantial modification or termination of any significant business relationships or Material Contracts;

3.1.10
no Group Member has managed its working capital outside the ordinary course of business and/or in a way that would be inconsistent with past practices nor has made any significant change in its relationship with any of its significant customers or suppliers;

3.1.11
other than as required by Applicable Law or the terms of any Collective Agreement in force before the Locked Box Date, no Group Member has entered into any agreement with any employee, or granted to any employee, any increase in compensation or other benefit;

3.1.12	no Group Member has dismissed or hired any officer or employee with annual gross remuneration in excess of €100,000;

3.1.13
no Group Member nor the Seller or its Related Parties has terminated, suffered any cancellation, termination or non-renewal of any of the insurance policies benefitting to the Group Member(s) unless simultaneously replaced by other policies providing substantially the same coverage;

3.1.14	no loan made by any Group Member which remains outstanding has become due and payable in whole or in part to any Group Member;

3.1.15	no Group Member has borrowed or raised any money or taken up any financial facilities or repaid any borrowing or indebtedness in advance of its stated maturity;

3.1.16	no share or loan capital has been allotted, issued, repaid or redeemed or agreed to be allotted, issued, repaid or redeemed by any Group Member;

3.1.17	no resolution of the shareholders of any Group Member has been passed;

3.1.18
no Group Member has changed the date on which its financial year ends and therefore the period for which the Group Member must prepare its statutory financial statements in accordance with all applicable Law;

3.1.19
no payment has been made by any Group Member to, or benefit conferred (directly or indirectly) by any Group Member on, the Seller, any past or present director of any Group Member or any person who is or was at the relevant time a connected person of the Seller or any such director other than ordinary course remuneration payments;

3.1.20	so far as the Seller is aware, no Group Member has entered into any Material Contract which are outside of its normal course of business nor terminate Material Contract;

3.1.21	so far as the Seller is aware, no Group Member nor the Seller or its Related Parties has entered into commitment to do any of the above.

4.	Unencumbered title; possession

4.1
Each material asset included in the Locked Box Accounts or acquired by a Group Member since the Locked Box Date (save for Inventory disposed of in the ordinary course of business) is legally and beneficially owned by the relevant Group Member free from any Encumbrance.

4.2
No Group Member has agreed to acquire any asset included in the Locked Box Accounts (being an asset with a value exceeding US$300,000) on terms that the property in it does not pass until full payment is made.

4.3
Each Group Member validly owns or has a valid lease for each material asset which is necessary to conduct its business, free of any Encumbrance. In the reasonable opinion of the Seller, the Group owns each other asset necessary for the carrying of its business in the manner in which it is currently carried on by the Group.

4.4	No registrable Encumbrance in favour of any Group Member is void or voidable for want of registration.

5.	Inventory

5.1
The Inventory now held by the Group and not written off in the Locked Box Accounts is in satisfactory condition, is not obsolete, is composed of goods that can be used by such Group Company for their intended purposes or expected by the Seller to realise less than its book value.

5.2	Each Group Member has valid and marketable title to its Inventory, free and clear of any Encumbrance.

5.3	Since the Locked Box Date:

5.3.1	there has been no abnormal increase or reduction of Inventory outside the ordinary course of business; and

5.3.2	no Group Member has sold Inventory at less than cost.

5.4	Each Group Member takes care and handles the non-owned inventory which is under its custody with due and normal care, in accordance with its Contractual obligations and standard market practices.

6.	Plant etc.

6.1
The plant and machinery which is necessary to the business of a Group Member and/or the Group as a whole is, so far as the Seller is aware, in a satisfactory and normal state of repair and condition having regard to its age and the use to which it has been put. So far as the Seller is aware, such plant and machinery is validly owned by the Group or used pursuant to a valid license, in each case free and clear of any Encumbrance.

7.	Intellectual Property Rights

7.1
So far as the Seller is aware, all Intellectual Property Rights used in, or held in relation to, the Group’s business (save for Intellectual Property Rights licensed to the Group under any contract (an “IP Contract”)), including any and all “Movianto” trademarks are validly owned by a Group Member free from any Encumbrance. So far as the Seller is aware, the Group Members own or have the valid right to use all of the Intellectual Property Rights necessary for them to operate their activity as carried on at the date hereof and on the Completion Date.

7.2
The Datasite Documents contain details of all Intellectual Property Rights owned by the Group which are (a) registered or the subject of applications for registration, (b) unregistered trade marks or (c) other unregistered Intellectual Property Rights which are material to and/or currently used in the operations of or value of any Group Member and/or the Group as a whole.

7.3
The Group’s Intellectual Property Rights are (and nothing has been done or omitted to be done whereby any of them might cease to be) valid, subsisting and enforceable. All registrable Intellectual Property Rights material for the business of the Group and the conduct of its activity has been duly registered. In respect of registered Intellectual Property Rights, all application, maintenance and renewal fees have been duly paid, all steps required for their maintenance and protection have been taken and there are no grounds on which any person is or will be able to seek cancellation, rectification or any other modification of any registration.

7.4
So far as the Seller is aware, no trade mark, trade name or domain name identical or similar to any of the Group’s Intellectual Property Rights has been registered, or is being used by any person in the same or a similar business to that of any Group Member, in any country in which the relevant Group Member has registered or is using that mark, trade name or domain name.

7.5
Nothing is due to be done within 30 Business Days following Completion the omission of which would jeopardise the maintenance or prosecution of any of the Intellectual Property Rights owned or used by the Group which are registered or are or may be the subject of an application for registration.

7.6
There are, and have in the last three years been, no Proceedings and none are pending or, so far as the Seller is aware, threatened, impugning the title, validity or enforceability of the Intellectual Property Rights owned by the Group.

7.7
So far as the Seller is aware, there is, and has been in the last three years, no infringement of Intellectual Property Rights owned by the Group. No Group Member has sent any notice alleging that a third party is infringing Intellectual Property Rights owned by the Group.

7.8	No Group Member has received any notice alleging that its operations infringe, or are likely to infringe any third party rights.

7.9
Details of all licences and other agreements whereby a Group Member is licensed or otherwise authorised to use the Intellectual Property Rights of a third party which are material to or currently used in the operation of any Group Member’s and/or the Group’s business or agreements whereby any Group Member licenses or otherwise authorises a third party to use Intellectual Property Rights are enclosed in the Datasite Documents.

7.10
None of the Seller nor any Group Member has disclosed, nor is obliged to disclose, any know how to any third party, other than those of the Group’s officers or employees who are bound by obligations of confidence. Save for officers, employees or professional advisers of the Group, no third party has had access to any of the know-how relating to or held by the Group. The Group is not restricted in its ability to use, or to disclose to any third party, any information or know how.

7.11	So far as the Seller is aware, the IP Contracts are binding and in full force and effect. None of the IP Contracts may be liable to termination as a result of Completion.

7.12	Completion will not result in the termination of or materially adversely affect any of the Intellectual Property Rights used by the Group.

8.	IT Systems

8.1	Copies of all IT Contracts (excluding standard packaged commercially available software) which are material to the operation of the IT Systems are contained in the Datasite Documents.

8.2
During the last 12 months prior to the date of this Agreement, no material part of the IT Systems has failed to function for a period in excess of 4 hours and/or has failed to function for more than 3 times within the past 12 months.

8.3	There are no Proceedings arising nor any outstanding claim in excess of $100,000 under any of the IT Contracts.

8.4	Details of the Group’s security procedures and disaster recovery plans are contained in the Datasite Documents.

8.5	The Group has a sufficient number of employees who are technically competent and appropriately trained to ensure the proper operation and use of the IT Systems.

8.6	The Group has all necessary rights to enable it to make unrestricted use of the IT Systems for the purposes of the business of the Group.

8.7
All IT Contracts are complied with and any restrictions in IT Contracts do not adversely affect the present conduct of the business of the Group or any Group Member or any plans for its conduct currently under consideration.

8.8
The IT Systems are (i) in good working order and have sufficient capacity, capability, functionality and scalability to satisfy the current requirements of the Group’s business and (ii) benefit from appropriate systems and back-up procedures in accordance with good industry practice.

8.9
The IT Systems are protected by, monitored and subject to adequate and effective and fully documented information security arrangements which have been implemented, regularly tested, managed and updated in accordance with good industry practice.

9.	Data Protection

9.1	So far as the Seller is aware, each Group Member has during the three year period prior to the date of this Agreement complied in all material respects with applicable Data Protection Laws.

9.2
Notwithstanding the foregoing, with respect to GDPR specifically, the Group has begun implementing certain measures which are intended to comply with such regulations, involving an active plan and risk analysis. The Group’s GDPR strategy document is contained in the Disclosure Bundle.

10.	Property

10.1	The particulars of the Property shown in Schedule 6 are complete and accurate.

10.2	The Property comprises the only real property owned, used or occupied by the Group and all of the Property is used and occupied for the purpose of the business of a Group Member.

10.3	The Group Members presently occupy and operate the Property in compliance with material Applicable Law.

10.4	No Group Member is a party to any uncompleted agreement to acquire or dispose of any interest in any real property nor any rights to use, occupy or lease any other real property.

10.5
Save as otherwise stated in Schedule 6 the Group Member is legally, validly and beneficially solely entitled to the properties next to which its name appears in Schedule 6 and has good and marketable title to those properties.

10.6	There are no Encumbrances affecting the Property and there is no agreement or legally binding obligation or commitment to create any such Encumbrances.

10.7
None of the Property is subject to any matter that may adversely affect any Group Member’s ability to continue to carry on its existing business from any of the Property substantially in the manner as at present. So far as the Seller is aware, there are no zoning regulations, rights-of-way, easements, other contractual or legal restrictions nor any other circumstances that materially preclude or materially restrict the ability of the Group Members to use the Property for the purpose for which it is currently being used.

10.8
So far as the Seller is aware, no Group Member is in breach of any covenant, restriction, condition or obligation (whether statutory or otherwise) that is material and affects any property forming part of the Property.

10.9
All leases and subleases pursuant to which any Group Member occupies any of the Property are listed in Schedule 6 (each a “Property Lease” and collectively the “Property Leases”). In relation to each such Property Lease:

10.9.1
the relevant Group Member has paid all rent and other outgoings due and payable under the terms of the Property Lease. In that respect, the Seller hereby warrants to the Buyer, without application of clause 7.5, that no royalty is due by Movianto France pursuant to the lease agreement entered into with Affine R.E for the premises of Saint-Cyr-en-Val;

10.9.2	save for at the Bedford site, there are no rent reviews under the Property Lease outstanding or exercisable by the lessor prior to the completion of this Agreement; and

10.9.3	the relevant Group Member has received no written notice from a landlord alleging any material breach of any covenant contained in a Property Lease that remains outstanding.

10.10
Save as indicated in paragraph 12 below, there are no Property that is subject to any declaration or authorization regime in connection with EHS Laws (including any waste storage facility or classified installation).

11.	Sufficiency of asset

11.1
Subject to the services to be provided under the Transitional Services Arrangement, so far as the Seller is aware the rights, titles and interests in and to the assets, properties, going concern and rights that each Group Member owns, leases or otherwise validly uses, constitute all the assets, properties, going concern and rights required, for the Group to conduct its business and operations, as conducted on the date hereof, on a stand-alone basis.

12.	EHS Matters

12.1
Each Group Member has obtained all EHS Permits. Each EHS Permit is in full force and effect and, so far as the Seller is aware, the relevant Group Member complies with all conditions of each EHS Permit.

12.2	No Group Member has received any written communication from any relevant Authority from which it is alleged to be in breach of EHS Law.

12.3	No Proceedings are pending, in existence or, so far as the Seller is aware, are threatened against any Group Member in relation to EHS Matters.

12.4	No Group Member has received any written notice or written intimation of any complaint or claim from any person in respect of EHS Matters.

12.5
No Group Member has given or received any warranties or indemnities in respect of nor, so far as the Seller is aware, has any Group Member otherwise attempted to apportion, liabilities, duties or obligations relating to EHS Matters or arising under EHS Law.

12.6
So far as the Seller is aware, the Group Members have at all times in the past sold, transferred, transported or arranged for the transportation, treated for elimination or arranged for the treatment of elimination of hazardous substances or wastes in material compliance with the EHS Laws.

13.	Employees

13.1
Particulars of the identities, job titles, grade and seniority, dates of commencement of employment (or appointment to office), dates of birth, and remuneration (including any bonus, commission, profit sharing, share and other incentive schemes, and collective or workforce agreements) of all the employees, workers and officers of the Group are contained in the Disclosure Bundle, identifying in addition all of these employees who are entitled as of the date of this Agreement to an annual gross basic salary greater than €100,000, or its equivalent in local currency.

13.2	The standard written terms of employment applicable to the employees of the Group are contained in the Datasite Documents.

13.3	No Group Member has recognised, or done any act which might be construed as recognition of, a trade union in the United Kingdom and Ireland.

13.4
Except as set out in the Disclosure Bundle in respect of the Gonesse site, no Group Member is involved, or has during the 12 months prior to the date of this Agreement been involved, in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees or workers.

13.5
So far as the Seller is aware, the Group has not operated any redundancy scheme (plan de sauvegarde de l’emploi), any collective employment termination agreement (rupture conventionnelle collective) or any similar or equivalent procedure(s) in any country where the Group operates or intend to operate and has not operated any short time working scheme or arrangement or any redundancy or redeployment scheme or arrangement.

13.6
So far as the Seller is aware, each Group Member has, in relation to all present employees and workers, maintained adequate and suitable records, whether or not required to do so by law, regarding the service of each of its employees and has complied in all material respects with all agreements for the time being having effect as regards such relations or the conditions of service of its employees (whether collectively or individually).

13.7	Details of:

13.7.1	any employees who have been absent from work for more than four weeks in the 12 month period ending on the date of this Agreement;

13.7.2
any disciplinary or grievance procedure taken against an employee or former employee of a Group Member in the last two years where (i) the employee’s gross annual basic salary was at least €100,000; or (ii) the underlying conduct had a serious impact on a Group Member;

13.7.3	any Proceedings brought by an employee in the last two years or which the Seller reasonably believes may be brought against any Group Member, are contained in the Datasite Documents and the Disclosure Bundle.

13.8	Other than as Disclosed, no Group Member uses the services of agency or other self-employed persons, contracted labour or agents.

13.9	So far as the Seller is aware:

13.9.1	all Collective Agreements comply in all respects with all Applicable Law;

13.9.2	Collective Agreements Disclosed, have been regularly filed, whenever required, are valid and in full force and effect; and

13.9.3	each Group Member has, in all material respects, complied with and fully performed its obligations under these Collective Agreements.

13.10	Except for the Transaction Bonuses and Change Control Letters:

13.10.1
neither the Seller nor any Group Member have undertaken to increase the rates of remuneration or to grant a bonus, including in case of termination of contracts of employment, or advantage of any kind or pay any compensation to any employee or officer or former employee or officer of any Group Member as a result of the completion of the Transaction; and

13.10.2	no employee of a Group Member has a specific right to terminate his employment contract as a result of the Transaction.

13.11
So far as the Seller is aware, there are no amounts owing to any officers or employees, or former officers or employees, of any Group Members (including under benefit plans or retirement indemnities accrued to the employees) which have not been fully reserved for or provided as off-balance sheet commitments in the Locked-Box Accounts and any such amounts due by Completion will have been timely paid.

13.12
So far as the Seller is aware, no event has occurred that would result in the increase of any of the rates of social contributions applicable to any Group Member. In particular, no work related accident insurance increase (taux majoré de cotisation d'accident du travail) has been applied or is likely to be applied to any of the Group Members.

13.13
So far as the Seller is aware, there are no pending or threatened Proceedings instituted by any Labor or social security Authority, nor involving any Group Member and any of its present or former employees or present or former managers, or any union or employees' representatives.

14.	Pensions
For the purposes of this paragraph 14 each of the following Seller Warranties which refers to “the Pension Scheme” is given separately in respect of each Pension Scheme, except where expressly indicated otherwise.

14.1	Other than the Pension Scheme, there are no arrangements for the purpose of providing benefits on retirement or death to which any Group Member has or could have any liability.

14.2	Current details of the Pension Scheme (as far as it relates to employees and directors of the Company) are contained in the Datasite Documents.

14.3	Each Group Member complies with all material legal requirements relevant to the Pension Scheme.

14.4
Where a Pension Scheme is funded, all amounts payable (including contributions, insurance premiums, levies, debts, taxes and expenses) which are the agreed liability of any Group Member in relation to the Pension Scheme have been paid in accordance with the governing documentation of the Pension Scheme and the applicable legal requirements.

14.5
Except as already implemented under the Pension Scheme, no announcement has been made (or is being considered) regarding continuing, introducing or altering the provision of benefits on retirement or death in respect of which any Group Member has or could have any liability.

14.6
No material dispute or complaint has arisen which relates to the provision of retirement or death benefits in respect of the Group’s current or former employees or directors (whether under the Pension Scheme or otherwise).

15.	Insurance

15.1
Each Group Member is, and has at all times been, in the reasonable opinion of the Seller, adequately covered against accident, damage, injury, third party loss, loss of profits and any other risk normally insured against by persons carrying on the same classes of business as the relevant Group Member.

15.2
So far as the Seller is aware, nothing has been done or omitted to be done which would make any policy of insurance of the Group void or voidable. All premiums and other sums due in relation to such insurance have been paid.

15.3
No insurance claim or Proceeding is pending or outstanding, other than as detailed in the Datasite Documents and so far as the Seller is aware there are no circumstances that have not been notified to the insurers which are reasonably likely to result in any such claim.

15.4	Particulars of the relevant Group’s insurances and of all claims made against those insurances in the last two years are contained in the Datasite Documents.

16.	Contractual arrangements

16.1	For the purposes of this paragraph 16, “Material Contracts” will mean any Contract which a Group Member is party to, liable under or subject to which:

16.1.1	is with a Restricted Customer; or

16.1.2	is with a Supplier which in the financial year ended on any Accounting Date accounted for in aggregate Costs (computed at the Group’s level) in excess of €250,000;or

16.1.3	involves a sale of shares or business pursuant to which a Group Member remains subject to any obligation; or

16.1.4	involves a joint venture or strategic alliance.

16.2	No Group Member is in material breach and, so far as the Seller is aware, no other party is in material breach of a Material Contract.

16.3
No notice of termination of any Material Contract has been given and, so far as the Seller is aware, no party has any current intention to terminate, reduce or otherwise adversely modify, whether immediately or in the future, any Material Contract.

16.4
Each Material Contract is legally binding and in full force and effect and there is no dispute in relation to any Material Contract, nor, so far as the Seller is aware, are there any circumstances which are likely to give rise to such a dispute.

16.5	No Group Member is a party to or liable under a Material Contract:

16.5.1	which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement;

16.5.2	under which such Group Member has sold or disposed of any company or business where it remains subject to any liability (whether contingent or otherwise); or

16.5.3	which cannot be performed within its terms within 12 months after the date upon which it was entered into or cannot be terminated on less than 12 months’ notice;

16.5.4	which cannot readily be fulfilled or performed by the relevant Group Member in accordance with its terms without undue or unusual expenditure effort or personnel;

16.5.5	which is not on arm’s length terms or is in any way otherwise than in the ordinary and usual course of the Group’s business.

17.	Other business matters

17.1
During the 12 months ending on the date of this Agreement there has been no substantial change in the basis or terms on which any Restricted Customer or material Supplier is prepared to do business with the Group (apart from normal price changes), and no Restricted Customer or material Supplier has ceased or substantially reduced its business with the Group, and so far as the Seller is aware no indication has been received by any Group Member that there will or may be any such change, cessation or reduction.

17.2
No Group Member carries on business under any name other than its own corporate name or any other name specified in the Datasite Documents and, so far as the Seller is aware, there are no circumstances which might prevent any Group Member from continuing to carry on business under such names.

17.3
None of the receivables of the Group Members have been assigned, pledged, factored, securitized, discounted or otherwise transferred as a guarantee or are subject to any Encumbrance or any payment delegation.

17.4
To the Seller’s Knowledge, each receivable is fully recoverable within the terms of payments usually granted by the Group Members without entering any Proceedings other than those receivables for which bad debt provisions are set out in the relevant accounts (as an exception to the definition of Proceedings, the threshold for this representation shall be €100,000 or its equivalent in local currency).

18.	Legal compliance

18.1
Each Group Member has obtained all material licences, consents, permits, authorities and permissions (public and private) to enable it to carry on its business in the places and in the manner in which such business has been and is now carried on. All such licences, consents, permits and authorities are valid and subsisting and are being and have been complied with in all material respects.

18.2
Each Group member has during the five year period prior to the date of this Agreement conducted its business in accordance with all Applicable Law and has no material liability for any act which constitutes an offence under any Applicable Law.

18.3
So far as the Seller is aware there is not in existence or any pending investigation or enquiry by, or on behalf of, any Authority in respect of the affairs of any Group Member and, so far as the Seller is aware, no such investigations or enquiries are threatened.

18.4	So far as the Seller is aware, none of the officers, agents or employees of any Group Member has committed or omitted to do any act or thing in material contravention of any Applicable Law.

18.5	The Group has in place adequate and legally required anti-bribery, anti-corruption and anti-fraud policies in accordance with Applicable Law.

18.6
The Group has in place adequate policies and procedures designed to minimise the risk of infringement of any Law relating to anti-slavery or servitude, forced or compulsory labour and/or anti-human trafficking and those policies and procedures are updated on a regular basis in accordance with Applicable Law.

19.	Litigation

19.1
No Group Member is involved (whether as claimant, defendant or otherwise) in any Proceedings, no Proceedings have been threatened to any Group Member in writing and so far as the Seller is aware there are no facts likely to give rise to any such Proceedings and no Group Member has any matter currently subject to mediation or expert determination.

19.2
There is no outstanding or unsatisfied judgement, decree, order, award or decision of a court, tribunal, arbitrator, mediator, expert or Authority against any Group member and no Group Member is a party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or Proceedings.

20.	Insolvency

20.1
No order has been made, petition presented or resolution passed for the winding up of any Group Member. None of the Group Members are or have been insolvent (en état de cessation de paiements) or subject to any safeguard, bankruptcy or insolvency Proceedings under any Applicable Law.

20.2
No distress, execution, taking of control or recovery or other process has been levied on or applied for in respect of any Group Member and there is no unsatisfied judgment or court order against any Group Member.

20.3
No administrator, ad hoc agent (mandataire ad’hoc) or equivalent has been appointed in respect of any Group Member and no receiver has been appointed of the whole or any part of the Property, assets or undertaking of any Group Member.

20.4
No Group Member has taken any step with a view to a suspension of payments or a moratorium of any indebtedness nor has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

21.	Effect of the Agreement

21.1
The execution of this Agreement and the observance and performance of its provisions will not and is not likely to result in a breach of any Applicable Law or any Contract to or by which any Group Member is party or bound, or in the the creation of any Encumbrance over the Group Members’ assets or entitle any person to terminate or avoid any Contract to which the relevant Group Member is party, or have any material effect on any such Contract or, so far as the Seller is aware, adversely affect the Group’s relationships with customers, Suppliers and employees.

22.	Relations with the Seller

22.1
At Completion date, and except for the Transitional Services Arrangements (if any), any arrangements agreed between the Buyer and the Seller with respect to Owens & Minor Ireland Unlimited and the commercial agreement entered into by and among the Company and Halyard (a Seller’s Related Party), neither the Seller, nor any Seller Related Parties:

22.1.1
holds, either together or separately, directly or indirectly, in whole or in part, any property, assets or rights whatsoever that any Group Member needs to own, use, exercise or benefit from for purposes of carrying out all or part of its activities;

22.1.2	is a creditor or debtor of any Group Member or will be able, whether currently or in the future, to exercise any claim or right against any Group Member or owe any obligation to any of them;

22.1.3
than those referred to in clause 6 (Guarantees) of this Agreement, has granted any Guarantee to secure any Group Member’s undertakings, or is the beneficiary of any Guarantee granted by any Group Member;

22.1.4	controls, either together or separately, directly or indirectly, in whole or in part, any entity which is in a business relationship with any Group Member.

22.2
As of the Completion Date, and except as otherwise provided for in this Agreement, there shall be no agreements in force between any of the Group Members, on the one hand, and the Seller or any member of the Seller’ Related Parties, on the other hand.

23.	Taxation matters

23.1
Each Group Member has duly and timely filed Tax Returns with any relevant Authority in all applicable jurisdictions as required by Applicable Law for all Tax years prior to the date of this Agreement, where required by law, in each case within the prescribed form and period for filing such returns. If a Group Member has obtained any extension of time for filing any such Tax Return, the returns have been filed within the extended prescribed period for filing such returns. Each such Tax Return is accurate, true and complete in all respects, and has been prepared in compliance with Applicable Law. In particular, for Belgian Group Members all specific forms 281.50 (reporting commissions, fees, etc. relating to professional activities) and reporting interest payment and withholding tax on interest have been duly and timely filed to the extent required by Applicable Law.

23.2
Each Group Member has at all times since incorporation been resident for Tax purposes in in the country in which it is incorporated and is not and has never been resident in any other jurisdiction (including under a double taxation agreement), and does not have and has not at any time had any branch, agency or permanent establishment outside the country in which it is incorporated or itself constitute an agent or permanent establishment of any person for any Tax purpose. In particular, the place of effective management of Movianto Deutschland GmbH has at all times been in Germany only.

23.3
Each Group Member has kept in the manner prescribed by Applicable Law all its documents and information (including records to support the computation of its Tax assessments and Tax credits) within the required time limits and as required by Applicable Law in order to justify the assessment and payment of any Taxes or any right or advantage relating to Taxes. All such documentation and information relating to Taxes are located and will be retained at the offices of the relevant Group Member to the extent required by Applicable Law. In particular, Belgian Group Members duly keep supporting documentation regarding accelerated depreciation method to the extent required by Applicable Law.

23.4	No Group Member has carried out any corporate reorganisation (such as merger, acquisition, disposal) action that has given rise to Tax that has not been paid and that is payable at the date hereof.

23.5
The deferred Tax assets and liabilities recognized for the Group Members in the Financial Statement are consistent with the Tax Returns filed and have been assessed in accordance with applicable Tax rules and, to the Seller’s Knowledge, are not affected by restrictions forfeiting their future use.

23.6
Each Group Member is up-to-date with payment of all Taxation payable as at the date hereof to any Tax Authority. The Financial Statements properly provide, to the extent required in accordance with the relevant generally accepted accounting principles, for all Taxation due or that may become due with respect to any corresponding periods.

23.7
No Group Member (i) is, or has been, subject to any material Taxation reassessment or non-routine audit or to any non-routine inquiry relating to Taxation from any competent Authority, or (ii) is party to any Taxation Proceeding, or (iii) has received any non-routine request for information or written notice of material reassessment or audit or any other material claim in relation to any Taxation.

23.8
Where a Group Member has been subject to a tax reassessment before the Transaction all appropriate corrections have been implemented. In particular, all corrections required to be made by Applicable Law further to the Dutch VAT audit in 2016 resulting in additional VAT payable, have been made.

23.9
No Group Member benefits or has benefited from any Taxation advantage (including a deferral of taxation), favourable Taxation regime or any aid, subsidy or other similar measure obtained in exchange for existing undertakings of the Group Members or against an additional Taxation burden, past, present or future, in each case other than where the same is based on relevant legislation or published practice, and none of any such received advantages could be challenged, reduced or reclaimed.

23.10
No activity carried out or action taken by any Group Member could be questioned by any Authority on the grounds that the main purpose of the Group Member was to avoid its Taxation liability. The Group Members’ activities (including intra-group) have been carried out on an arm's-length basis and are in compliance with their respective corporate interests (intérêt social). The Group Members have kept all necessary documents to justify any amounts paid pursuant to said agreements and all documentation arising under the tax rules with respect to such related party transactions have been complied with.

23.11	None of the Group Members will be liable to pay any additional Taxation, lose any Taxation advantage or incur any Taxation burden as a result of the Transaction.

23.12	The validity of fiscal unities implemented in Germany will not be successfully challenged by any Tax Authority.

23.13	No Group Member has executed or entered into any written agreement with, or obtained or applied for any other material Taxation rulings from, any Tax Authority.

23.14
The Group Members are registered for the purposes of VAT. They have complied in all material respects with the terms of all statutory provisions, regulations, directions, conditions, notices and agreements with any Tax Authority relating to VAT and the Disclosure Documents contain full details of any VAT registrations of the Company. The Group Members are not an agent or fiscal representative for VAT purposes.

24.	Specific warranties

24.1
As specific warranties (the “Specific Warranties”), the Seller hereby undertakes to indemnify the Buyer or the relevant Group Company, subject to the limitations set out in Schedule 4 for any direct losses, liabilities, Costs, damages and expenses in connection with:

24.1.1	The ongoing claims made by Roche against Movianto France in relation to loss of or damage to Roche’s products while warehoused at Movianto France’s premises;

24.1.2	The ongoing dilapidations claim made by the landlord and owner of the Liverpool (Titan) premises of the Group against Movianto UK, in relation to the termination of the relevant lease;

24.1.3	The ongoing claim or Proceeding between Movianto UK and the landlord of the Group’s premises in Haydock (UK) in relation to the relevant lease; and

24.1.4	The ongoing claims between Movianto Germany and Aspen, in relation to the compliance with “first expired, first out” principle (two incidents identified).
For these Specific Warranties, which shall be considered as Third Party Claims, the Buyer shall be deemed to have already filed a Claim and provisions of paragraph 22 of Schedule 4 shall apply.

SCHEDULE 3
Permitted Leakage

1.
All payments of remuneration, benefit in kind, directors’ fees and expenses and monitoring fees made to or for the benefit of the Seller or any of the Seller’s Related Parties as employees or directors of any Group Member provided that such payments are in the ordinary and usual course of business, consistent with past practices.

2.	[***]

3.
Any item otherwise within the definition of Leakage, in respect of which the Seller has made a payment to the relevant Group Member equal to the Leakage and after such Leakage, such payment being identified as the repayment of the identified Leakage.

4.	Any amount paid at the written request or with the prior written consent of the Buyer.

5.
The transfers, distributions, contributions and other actions undertaken in connection with the Pre-Sale Reorganization provided that no such transactions are undertaken on terms which are artificially manipulated so as to provide a disproportionate benefit or gain to the Seller or its Related Parties and that there is no cash transfer from a Group Member to the Seller or its Related Parties (including the Carved-Out Undertakings) subject to paragraph 8 below.

6.
Incorporation of any due and payable receivable held by the Seller and/or the Seller’s Related Parties against any Group Member in the frame of the capital increase, with no impact and consequence on the Consideration or on the Transaction structure.

7.	Normal and arm’s length fees paid by the Group to Owens & Minor Global Services in consistence with past practices.

8.
Payment of a portion of the Intercompany Debt up to a maximum amount equal to the amount of the Intercompany Financial Receivables duly paid by the Seller or Seller’s Related Parties (excluding Group Members) to the Group.

For the purpose hereof:
“Intercompany Debt” means the aggregate indebtedness of the Group Members towards the Seller and its Related Parties (excl. Group Members), including any accrued interest thereon;
“Intercompany Financial Receivables” means the aggregate amount of financial receivables due by the Seller and its Related Parties (excl. Group Members) to the Group Members, including any accrued interest thereon, generated in the ordinary course of business and in consistence with standard and past practices, existing on the Accounting Date;

9.
Payments of (or any agreement to pay) any amounts which are deducted from the Consideration pursuant to clauses 27.11 and/or 27.13 in respect of Transaction Bonuses and severance payments due under the Exiting Employee Agreements.

10.	Tax arising in respect of or as a consequence of any of the items listed at paragraphs 1 to 9 above.

SCHEDULE 4
Limitations

1.	Maximum liability
The aggregate liability of the Seller under this Agreement in respect of:

1.1.1
all claims under this Agreement (including interest and Costs) will not in any event exceed the amount of the Total Payment increased by the amount of any Leakage (but excluding, for the avoidance of doubt, those items deemed to be Leakage in clauses 27.11 and 27.13 which are deducted from the Consideration);

1.1.2
all claims under the Tax Reassessment Indemnity and Seller Warranty Claims (including interest and Costs) (but excluding claims under paragraph 1 of Schedule 2 that are only limited to the amount of Total Payment) will not in any event exceed an amount equal to US$15,000,000 provided that for the purpose of any Seller Warranty Claims under paragraph 23 of Schedule 2 and claims under the Tax Reassessment Indemnity such cap on liability shall be increased to US$25,000,000. For the avoidance of doubt, the Seller’s maximum aggregate liability under all Seller Warranty Claims (but excluding claims under paragraph 1 of Schedule 2) and the Tax Reassessment Indemnity shall not exceed US$25,000,000.

2.	Small claims throw away

2.1
The Seller will not be liable for any Seller Warranty Claim unless the amount of the liability of the Seller in respect of that Seller Warranty Claim (including interest and Costs) following application of the other provisions of this Schedule exceeds US$100,000.

2.2	For the purposes of this paragraph 2, separate Seller Warranty Claims of whatever value arising from or attributable to the same or similar facts, matters or circumstances will be aggregated.

3.	Threshold
Except for claims under paragraph 1 of Schedule 2, the Seller will not be liable for any Seller Warranty Claim unless and until the amount of the liability in respect of that Seller Warranty Claim when aggregated with the amount of the liability of the Seller in respect of all other Seller Warranty Claims (including interest and Costs) (and excluding any amounts in respect of a Seller Warranty Claim for which the Seller has no liability because of paragraph 2 and following application of the other provisions of this Schedule) exceeds US$1,000,000 in which event (subject to the provisions of paragraph 1) the Seller will be liable for the entire amount due hereunder.

4.	Time limitation and notice of claims

4.1	The Seller will not be liable for:

4.1.1
a Seller Warranty Claim under paragraph 23 of Schedule 2 (“Taxation Matters”) or a Claim made under the Tax Reassessment Indemnity unless notice is given in accordance with paragraph 4.3 to the Seller prior to the expiry of a period of one month following the expiry of the relevant statute of limitations for such claims;

4.1.2	any claim for breach of the Leakage Undertaking unless notice is given in accordance with clause 9.2; and

4.1.3	any other Claim unless notice is given in accordance with paragraph 4.3 to the Seller by the date falling eighteen (18) months after the date of this Agreement.

4.2
Provided a Claim notified in accordance with paragraph 4.1 has not otherwise been satisfied, settled or withdrawn, and subject to compliance with clause 27, such Claim will be unenforceable against the Seller unless proceedings in respect of such Claim are issued and served on the Seller within a period of 6 months starting on the day of notification of the Claim.

4.3
The Seller will not be liable in respect of any Claim unless the Buyer gives the Seller written notice of such Claim specifying in reasonable detail the matter which gives rise to the Claim, the nature of the Claim and, if possible, the amount (or its estimate) claimed in respect of such Claim as soon as practicable after each such Claim has arisen and in any event by the relevant date specified in paragraph 4.1.

4.4
The Buyer will not be entitled to claim more than once for the same fact, matter or circumstance, so if the time limit to issue and serve proceedings under paragraph 4.2 has expired, the Buyer cannot start another claim within the time limit referred to in paragraph 4.1.

5.	Buyer’s knowledge of Seller Warranty Claims
Save in respect of the Specific Warranties, the Buyer represents that its senior management team (including Nicholas Richer, Stephane Baudry, Benoit Latteur and Frederic Chassang) has no actual knowledge of any actual Claim which it may bring against the Seller under the Seller Warranties immediately following Completion.

6.	Contingent Liabilities
Without prejudice to paragraph 4, if any potential Claim arises as a result of a contingent or unquantifiable liability of any Group Member, the Seller will not be obliged to pay any sum in respect of the potential Seller Warranty Claim until the liability either ceases to be contingent or becomes quantifiable. The liability of the Seller in respect of any Claim based upon such contingent liability shall terminate absolutely if proceedings in respect of it shall not have been commenced by being both issued and served on the Seller within the period of 6 months from the date on which such contingent liability of the Buyer became an actual liability.

7.	Leakage

7.1	The Buyer’s only remedy in relation to any matter constituting Leakage is that contained in clause 9.

7.2
The Seller will have no liability in respect of a Claim if the subject matter of the Claim is Permitted Leakage or has been covered by a payment by the Seller to the Buyer as a Leakage payment under clause 9.

8.	Provision in Financial Statements etc.
With the exceptions of clause 7.3, in respect of a Claim to the extent that the subject matter of the Claim (i) has been Disclosed and (ii) is specifically included as a specific and identified liability in the Financial Statements, the Seller shall have no liability up to the amount specifically booked in the Financial Accounts.

9.	Indirect or consequential loss
The Seller shall not be liable for any indirect or consequential losses suffered or incurred in relation to a Claim. The Seller shall only be liable for a loss directly suffered or incurred.

10.	Exclusions
The Seller will have no liability in respect of a Claim, to the extent to which:

10.1	payment has already been made in respect of such Claim or other liability under this Agreement or pursuant to a statutory right of recovery on or before the Locked-Box Date; or

10.2	the subject matter of the Claim constitutes Permitted Leakage;

10.3
the subject matter of the Claim is in respect of the actual (as opposed to deemed) earning, receipt or accrual for any Taxation purposes of any income, profit or gain which is not recognised in the Locked Box Accounts; or

10.4
the subject matter of the Claim would not have arisen but for any Group Member changing any of its accounting policies, bases or practices (including the date to which the Group Member prepares its accounts, the treatment of timing differences, the bases on which the Group Member values its assets and Taxation reporting practice) after Completion whether as a result of a change in generally accepted accounting principles or otherwise; or

10.5
the subject matter of the Claim or other liability would not have arisen but for the withdrawal or amendment by the Buyer or any Group Member after Completion of any election, claim, surrender, disclaimer, notice or consent made on or prior to the Locked Box Date by the Group Member in relation to any relief, exemption, set-off, deduction, in relation to Taxation, or any right to a repayment of Taxation; or

10.6
any Seller’s Tax Relief or any right to a repayment of Taxation is actually available (or is made available at no cost to the relevant Group Member) to eliminate or reduce the subject matter of the Claim or other liability.

11.	Remedied claims
The Seller shall not be liable in respect of any Claim if the facts or circumstances giving rise to such Claim are capable of remedy and are remedied by and at the expense or at the expense of the Seller within 30 days of the date of which notice of such Claim is given in accordance with paragraph 4.

12.	Change in law

12.1	The Seller will have no liability in respect of any Claim if, after the Locked Box Date:

12.1.1
it arises or (to the extent of any increase) it is increased as a result of the passing of, or a change in, any law, rule, regulation or interpretation of the law or administrative practice of any Authority; and/or

12.1.2	it arises, or (to the extent of any increase) it is increased, wholly or partly from an act or omission compelled by law or regulation.

13.	Buyer’s requests
The Seller will have no liability in respect of any Claim if it would not have arisen but for or is increased by any act, omission, transaction or arrangement carried out at the request of or with the prior written consent of the Buyer before Completion, save for any Claim in relation to the Pre-Sale Reorganisation.

14.	Voluntary acts
The Seller will have no liability in respect of the aggravation of any loss suffered by the Buyer and directly resulting from any voluntary act, omission, transaction or arrangement carried out after Completion by the Buyer or any Group Member.

15.	Accounting reference date and accounting policies

15.1	The Seller shall have no liability in respect of any Claim if and to the extent it arises or is increased by:

15.1.1	any change in the accounting reference date of the Buyer or any Group Member made on or after Completion; and/or

15.1.2
any change in any accounting basis, policy, practice or approach of, or applicable to the Buyer or any Group Member after Completion (except where the Claim is due to the Seller implementing any accounting basis, policy, practice or approach unlawfully before Completion and which the Buyer thus needs to correct).

16.	Recovery from third parties

16.1
If the Buyer or any Group Member is entitled to recover from some other person (including, for the avoidance of doubt, under any policy of insurance) any sum in respect of any matter or event which could give rise to a Claim, the Buyer will (or will procure that the relevant Group Member will) take all reasonable steps to recover that sum before making such Claim, and any sum recovered will reduce the amount of such Claim after deduction of all Costs and expenses of recovery.

16.2
If the Seller pays the Buyer or any Group Member a sum to settle or discharge a Claim and the Buyer or any Group Member subsequently recovers whether by payment, discount, credit, relief or otherwise from any third party (including any Tax Authority) a sum which is referable to the Claim then:

16.2.1
either the Buyer will (or will procure that the relevant Group Member will) repay the Seller with no undue delay the amount recovered from the third party less any reasonable Costs and expenses incurred in recovering the same; or

16.2.2
if the figure resulting under paragraph 16.2.1 above is greater than the amount paid by the Seller to settle or discharge the Claim, then the Buyer is only obliged to repay to the Seller such amount as is equivalent to the sum paid by the Seller in settlement or discharge of that Claim.

17.	Conduct of Third Party Claims

17.1
If the Buyer or the relevant Group Member becomes aware that matters have arisen which will or are reasonably likely to give rise to a Third Party Claim and which, in turn, may result in a Claim against the Seller, the Buyer will (or will procure that the relevant Group Member will):

17.1.1	without undue delay, notify the Seller in writing of the potential Third Party Claim and of the matters which will or are likely to give rise to such Third Party Claim;

17.1.2
not make any admission of liability, agreement or compromise with any person or Authority in relation to the Third Party Claim without the prior written consent of the Seller, which should not be unreasonably refused, delayed or withheld;

17.1.3	at all times disclose in writing to the Seller all information and documents relating to the Third Party Claim or the matters which will or are likely to give rise to the Third Party Claim;

17.1.4
if requested by the Seller for the purposes of investigating the Third Party Claim or the matters which will or are likely to give rise to a potential Third Party Claim, give the Seller and its professional advisers reasonable access to any relevant accounts, documents and records within the power, possession or control of the Buyer and/or the relevant Group Member, necessary in the context of the relevant Third Party Claim, in order to, at the expense of the Seller, examine, photograph and take copies of the accounts, documents and records;

17.1.5	in the event of a Third Party Claim involving an Authority (i.e. to the exclusion of any Third Party Claim with suppliers and/or clients):

17.1.5.1
take such action as the Seller may reasonably request to avoid, resist, contest, defend, compromise or remedy the Third Party Claim or the matters which will or are likely to give rise to such Third Party Claim and in each case on the basis that the Seller will indemnify the Buyer for all reasonable Costs incurred as a result of a request by the Seller; and

17.1.5.2
in connection with any actions or proceedings relating to the matter or Third Party Claim, and subject to the Buyer being indemnified for all reasonable Costs incurred, use advisers nominated by the Seller and, if the Seller requests, allow the Seller the exclusive conduct of such actions or proceedings.

In the event that the Seller requests application of paragraphs 17.1.5.1 and/or 17.1.5.2 above, it shall be considered as having irrevocably accepted to indemnify the Buyer for the relevant Claim should any loss arise in respect of the same (subject always to the limitations applying to the relevant Claim in this Agreement).

18.	No double recovery
The Buyer is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same loss or liability.

19.	Mitigation
Nothing in this Schedule 4 will in any way restrict or limit the Buyer’s or the relevant Group Member’s common law duty to mitigate its loss.

20.	Fraud
Nothing in this Agreement (including the limitations contained in this Schedule 4 and clause 9) will have the effect of limiting or restricting the liability of the Seller in respect of any claim under this Agreement arising as a result of any fraud or wilful misconduct by the Seller.

21.	Payment
A sum will be due by the Seller following a Claim:

•
in connection with a Third Party Claim, on the date of receipt by the Seller of a notice sent by the Buyer evidencing that the amount of the Third Party Claim is due and payable as a result of an enforceable decision (ayant la force exécutoire) (including with exécution provisoire) of a court or arbitration tribunal or any other enforceable decision from any Authority or a settlement agreement entered into between the Group Member concerned and the Third Party; and

•
in connection with any other Claim, (a) on the date of receipt of the acceptance of the Claim by the Seller or (b) in the event of a disagreement between the Parties, on the date of an enforceable decision rendered in accordance with clause 32.

22.	Conduct of Specific Warranties

22.1
If the Buyer or the relevant Group Member becomes aware that matters have arisen which will or are reasonably likely to give rise to a claim under any of the Specific Warranties, the provisions of paragraph 17 of this Schedule shall apply mutatis mutandis save that in addition to those provisions:

22.1.1
in connection with any actions or proceedings relating to the Specific Warranty claim, and subject to the Buyer being indemnified for all reasonable Costs incurred, use advisers nominated by the Seller and, if the Seller requests, allow the Seller (or a nominated Related Party) the exclusive conduct of any actions or proceedings (at the Seller’s cost); and

22.1.2	the Seller will be entitled at any stage and at its sole discretion to settle such a claim.

SCHEDULE 5
Completion Arrangements
Part 1: Signing Deliverables

1. The following will be delivered by the Seller:
1.1 A copy of a resolution of the board of the Seller authorising the execution of and the performance by it of its obligations under each of the documents to be executed by it.
1.2 A copy of the Datasite Storage Device and the Disclosure Bundle.
2. The following will be delivered by the Buyer
2.1 A copy of a resolution of the board of directors of the Buyer authorising the execution and performance by the Buyer of its obligations under each of the documents to be executed by it.

Part 2: Completion Deliverables

1. The following will be delivered by the Seller:
1.1 The original and up-to-date shareholders’ register of the Company.
1.2    A duly executed and notarised and, to the extent required by the Notary, apostilled power of attorney of the Seller and the Company to execute the Deed of Transfer, and any further documentation that the Notary may require.

1.3    Share certificates in respect of all the issued shares of each Group Member other than the Company (or in the case of any lost certificate an indemnity in relation to it) (or such equivalent items in the relevant jurisdiction).

1.4    A copy of a resolution of the board of directors of each Group Member authorising the execution of and the performance by the relevant company of its obligations under each of the documents to be executed by it.

1.5 A letter of resignation in the agreed form from each director of each Group Member and from the secretary of each Group Member (to the extent applicable).
1.6    The certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal (if any), share register or ledger and share certificate book (with any unissued share certificates) and all other statutory books and registers (which will be written up to but not including Completion) of each Group Member (or such equivalent items in the relevant jurisdiction as are kept by the Group Member or which the law of the jurisdiction incorporation of the Group Member requires it to keep).

1.7 A copy of the bank mandate of each Group Member.
1.8    Resolutions of the boards and/or supervisory board (as necessary to provide valid authorisation) of directors of each Group Member (or if required by the law of its jurisdiction or its articles of association, by-laws or other constitutional documents, of its shareholders) evidencing the transacting of the following business:
1.8.1    the changing of the address of the registered office of each Group Member to such address as the Buyer may direct prior to Completion;
1.8.2    the acceptance of the resignations of officers (and granting them full discharge) and auditors referred to in paragraph 1.4 and the appointment of such persons as are nominated by the Buyer as officers of each Group Member; and
1.8.3    such other Completion business as the parties agree prior to Completion.

1.9 A copy of the Supplemental Datasite Storage Device.
1.10 Confirmation that the cash pooling arrangements have been unwound.
1.11 A duly signed original copy of any Transitional Services Arrangement(s).
1.12 Copies of any settlement agreement entered into prior to Completion between a Group Member, the Seller’s Guarantor and each employee listed in Schedule 13A.
2. The following will be delivered by the Buyer
2.1    A duly executed and notarised and, to the extent required by the Notary, apostilled power of attorney of the Buyer to execute the Deed of Transfer, and any further documentation that the Notary may require.

2.2 A duly signed original copy of any Transitional Services Arrangement(s).
3. The following payments will be made or procured by the Buyer
Payer	Amount to be paid	Recipient
Consideration
Buyer	The Consideration	The Seller
Intercompany Indebtedness
Buyer	Intercompany Indebtedness	The Seller and/or any designated Related Party(ies)
Alternative: Buyer Relevant Group Member(s)	Intercompany Indebtedness Intercompany Indebtedness	The relevant Group Member(s) The Seller and/or any designated Related Party(ies)

SCHEDULE 7
Obligations Pending Completion

1.
Between the date of this Agreement and Completion and subject, if not, to a prior written approval by the Buyer (not to be unreasonably withheld or delayed), the Seller will procure that each Group Member will carry on its business in the ordinary course and in the same manner as presently carried on and without prejudice to the generality of this paragraph 1 the Seller will procure that each Group Member will:

1.1
carry on its business in the ordinary course so as to maintain that business as a going concern and, in particular, shall no enter into any Contracts which are outside of its normal course of business nor terminate any significant business relationships it has;

1.2	not dispose of any part of its assets except Inventory in the ordinary course of trading;

1.3
not borrow any money, except under its existing overdraft facilities from its bankers where the borrowing does not exceed the amount available to be drawn under those facilities, or amend or agree to amend the terms of its borrowings under its existing overdraft facilities;

1.4
not enter into any guarantee or indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person’s obligations in each case outside the ordinary course of trading;

1.5	not grant any lease, licence or third party right or terminate, or give notice to terminate, a lease, licence or third party right in respect of any part of the Property;

1.6	not declare, make or pay any dividend or other distribution other than in connection with the Pre-Sale Reorganisation;

1.7	not create an Encumbrance over the Property or another asset of a Group Member;

1.8
not permit any insurance to lapse and will remain covered by its current insurances against all risk that are customarily insured, having regard to the type of business carried on and assets owned or used by it;

1.9
not create, allot, issue, grant or agree to grant any option over, acquire, repay, or redeem any class of share or loan capital and not vary or agree to vary the rights of, any class of share or loan capital other than in connection with the Pre-Sale Reorganisation; and

1.10	not to incur any CAPEX or IT SAP roll-out costs in excess of USD$ 50,000 without the prior written agreement of the Buyer (not to be unreasonably withheld or delayed); and

1.11
not do or omit to do, or cause or allow to be done or omit to be done, any act or thing which would result in breach of any of the Seller Warranties as repeated at Completion pursuant to clause 7.4, including any of the actions listed in clause 3 of Schedule 2.

1.11.1
In addition, between the date of this Agreement and Completion, the Seller shall authorize the Purchaser and its representatives to have reasonable access to the Group Members’ CEO and CFO and, subject to Seller’s prior consent and under its supervision, to other local management and premises as is reasonably required to facilitate the ownership transition process, in each case, to the extent that such access complies with Applicable Law and does not unreasonably interfere with the operations of the Group. Any requests for such access shall at all times be directed by the Buyer to Jonathan Piques of the Seller and not to any other persons unless authorised in writing by Jonathan Piques.

1.11.2
Furthermore, between the date of this Agreement and Completion, the Seller will provide the Purchaser and its representatives with (i) the Group management accounts by Group Member as well as by region on a monthly basis (ii) the evolution of the Group cash pooling position on a daily basis at the end of each week (ii) the evolution of the Group indebtedness to third parties by Group Member on a monthly basis (ii) the evolution of working capital by Group Member on a monthly basis in order to facilitate the ownership transition process.

1.11.3	The Seller hereby undertakes to procure that the Intercompany Indebtedness does not exceed an amount equal to the Total Payment minus 1 US$.

1.11.4
SCHEDULE 8
Monthly Net Profit Plus Amortization Calculation

i.
For the purpose of clause 2.2, should Completion take place after 31 March 2020 the Seller shall provide the Buyer, as soon as reasonably practicable, with its calculation of the monthly adjusted net profit plus amortization (“Net Profit”) generated by the Group from the Locked Box Date until the date of Completion. The Buyer shall, and shall procure that each Group Member shall, provide the Seller without undue delay with such assistance and information as the Seller may require in order to calculate the Net Profit.

ii.	The Net Profit shall be calculated on an accounting basis and principles consistent with those used by the Group in the financial year ending on the Locked Box Date.

iii.
The Buyer shall pay to the Seller an amount equal to the Net Profit in the same manner as it paid the Consideration as soon as reasonably practicable following receipt of the Seller’s calculation, and in any event within five (5) Business Days of such receipt.

Signed by     )
Stephane Baudry    )
for and on behalf of     )
EHDH    )
for and on behalf of     )
WALDEN GROUP SAS
/s/ Stephane Baudry
Signature of director/officer

Signed by    )
Nicholas Pace    )
for and on behalf of     )
OWENS & MINOR INTERNATIONAL LOGISTICS INC.
/s/ Nicholas J. Pace
Signature of director/officer

Signed by    )
Nicholas Pace    )
for and on behalf of     )
OWENS & MINOR, INC.
/s/ Nicholas J. Pace
Signature of director/officer

Signed by    )
Stephane Baudry    )
for and on behalf of     )
EHDH

/s/ Stephane Baudry
Signature of director/officer